                                                                     Exhibit 2.4

                                                                  Execution Copy

================================================================================

                            SHARE PURCHASE AGREEMENT

                           DATED AS OF AUGUST 2, 2002

                                 BY AND BETWEEN

                     AKZO NOBEL COATINGS INTERNATIONAL B.V.

                                   ON ONE HAND

                                       AND

                                FERRO CORPORATION

                                ON THE OTHER HAND

================================================================================

                                                                  Execution Copy

                                TABLE OF CONTENTS

                                                                                                          PAGE
PREAMBLE ...............................................................................................     1

RECITALS ...............................................................................................     1

TERMS AND CONDITIONS ...................................................................................     1

         ARTICLE 1 - GENERAL PROVISIONS ................................................................     1

                 1.1       Definitions .................................................................     1
                 1.2       Construction ................................................................     1

         ARTICLE 2 - PURCHASE AND SALE .................................................................     2

                 2.1       Transaction .................................................................     2
                 2.2       Purchase Price ..............................................................     2
                 2.3       Adjustment ..................................................................     2
                           (A)   Working Capital Adjustment ............................................     2
                                 (1)    Preliminary Working Capital Statement ..........................     2
                                 (2)    Ferro's Review .................................................     3
                                 (3)    Dispute Resolution .............................................     3
                                 (4)    Final Determination ............................................     3
                                 (5)    Base-Line Working Capital ......................................     4
                                 (6)    Closing Working Capital.........................................     4
                                 (7)    Amount of the Working Capital Adjustment .......................     4
                           (B)   Cash Items Adjustment .................................................     4
                           (C)   Amount of Adjustment ..................................................     4
                 2.4       Payment of Purchase Price ...................................................     4
                           (A)   Payment at Closing ....................................................     4
                           (B)   Final Payment .........................................................     4
                 2.5       Refund of Adjustment ........................................................     5
                 2.6       Method of Payment ...........................................................     5
                           (A)   Directed Payments .....................................................     5
                           (B)   Other Payments ........................................................     5

         ARTICLE 3 - ACTIONS BEFORE CLOSING ............................................................     5

                 3.1       Access to Records ...........................................................     5
                 3.2       Interim Conduct of the Powder Coatings Business .............................     5
                 3.3       Akzo Nobel Korea's Approval of Certain Transactions .........................     6
                 3.4       Negotiation of Other Agreements .............................................     7
                 3.5       Coordination of Public Announcements ........................................     7
                 3.6       Government  Approvals .......................................................     8

         ARTICLE 4 - CONDITIONS  .......................................................................     8

                                                                  Execution Copy

                 4.1       Conditions to Akzo Nobel Korea's Obligations ................................     8
                 4.2       Conditions to Ferro's Obligations ...........................................     9
                 4.3       Parties' Best Efforts .......................................................    10

         ARTICLE 5 - CLOSING ...........................................................................    10

                 5.1       The Closing .................................................................    10
                 5.2       Date, Time, and Place of Closing ............................................    10
                 5.3       Akzo Nobel Korea's Obligations ..............................................    11
                 5.4       Ferro's Obligations .........................................................    11
                 5.5       Local Formalities ...........................................................    11

         ARTICLE 6 - ACTIONS AFTER CLOSING .............................................................    11

                 6.1       Further Conveyances .........................................................    11
                 6.2       Accounting Reports ..........................................................    11
                 6.3       Noncompetition ..............................................................    12
                 6.4       Use of Ferro Name and Mark ..................................................    12
                 6.5       Access to Former Business Records ...........................................    13
                 6.6       Access to Former Employees ..................................................    13
                 6.7       Termination of Insurance Coverage ...........................................    13
                 6.8       Trade Secrets................................................................    13

         ARTICLE 7 - REPRESENTATIONS AND WARRANTIES.....................................................    14

                 7.1       Ferro's General Representations and Warranties ..............................    14
                           (A)   Organization and Existence ............................................    14
                           (B)   Power and Authority ...................................................    14
                           (C)   Authorization .........................................................    14
                           (D)   Binding Effect ........................................................    14
                           (E)   No Default ............................................................    14
                           (F)   Finders ...............................................................    14
                           (G)   Consents and Approvals ................................................    14
                           (H)   Existence and Capitalization of the Subsidiary.........................    15
                           (I)   Ownership of the Shares ...............................................    15
                           (J)   No Knowledge of Akzo Nobel Korea's Default ............................    15
                 7.2       Ferro's Representations and Warranties Concerning the
                           Disclosure Package ..........................................................    15
                           (A)   Organization ..........................................................    15
                           (B)   Financial Statements ..................................................    15
                           (C)   Inventories ...........................................................    16
                           (D)   Trade Accounts Receivable .............................................    16
                           (E)   Trade Accounts Payable ................................................    16
                           (F)   Real Property .........................................................    16
                           (G)   Tangible Personal Property ............................................    16
                           (H)   Intellectual Property .................................................    16
                           (I)   Indebtedness ..........................................................    17
                           (J)   Litigation ............................................................    17
                           (K)   Contracts .............................................................    17
                           (L)   Employees and Employee Benefits .......................................    17
                           (M)   Compliance with Environmental Laws  ...................................    17

                                                                  Execution Copy

                           (N)   Compliance with Health and Safety Laws ................................    18
                           (O)   Compliance with Other Laws ............................................    18
                           (P)   Taxes .................................................................    18
                           (Q)   Insurance .............................................................    18
                           (R)   No Material Events ....................................................    18
                 7.3       Akzo Nobel Korea's Representations and Warranties ...........................    18
                           (A)   Organization and Existence ............................................    18
                           (B)   Power and Authority ...................................................    18
                           (C)   Authorization .........................................................    18
                           (D)   Binding Effect ........................................................    19
                           (E)   No Default ............................................................    19
                           (F)   Finders ...............................................................    19
                           (G)   No Knowledge of Ferro's Default .......................................    19
                           (H)   Consents and Approvals ................................................    19
                 7.4       Meaning of "Ferro's Knowledge" ..............................................    19
                 7.5       Disclaimer ..................................................................    20

         ARTICLE 8 - SPECIFIC OBLIGATIONS ..............................................................    20

                 8.1       Employee Obligations ........................................................    20
                           (A)   Severance .............................................................    20
                           (B)   Non-Interference ......................................................    20
                 8.2       Environmental Obligations ...................................................    20
                           (A)   Identified Environmental Matters ......................................    20
                           (B)   Pre-Closing Environmental Matters......................................    20
                           (C)   Post-Closing Real Property Environmental Matters ......................    21
                           (D)   Mixed Post-Closing Environmental Matters ..............................    21
                           (E)   Akzo Nobel Korea's Responsibilities Upon Identification
                                 of an Environmental Matter ............................................    22
                           (F)   Responsibilities With Regard To Economic
                                 Remediation Plans .....................................................    23
                           (G)   Limitations On Ferro's Obligations ....................................    23
                           (H)   Release of Claims .....................................................    24
                 8.3       Other Obligations ...........................................................    24
                           (A)   Akzo Nobel Korea's Responsibilities ...................................    24
                           (B)   Ferro's Responsibilities ..............................................    25
                 8.4       Akzo Nobel Korea's Sole Remedy ..............................................    26

         ARTICLE 9 - INDEMNIFICATION ...................................................................    26

                 9.1       Indemnification of Ferro ....................................................    26
                 9.2       Indemnification of Akzo Nobel Korea .........................................    26
                 9.3       Claims ......................................................................    27
                           (A)   Notice ................................................................    27
                           (B)   Responsibility for Defense ............................................    27
                           (C)   Right to Participate ..................................................    27
                           (D)   Settlement ............................................................    27
                 9.4       Disputed Responsibility .....................................................    28
                 9.5       Quantum Limitation on Indemnification .......................................    28
                 9.6       Time Limitation on Indemnification ..........................................    29
                 9.7       Actual Amount ...............................................................    29

                                                                  Execution Copy

                 9.8       Exclusive Remedies ..........................................................    29
                 9.8       Indemnity Payments as Adjustments ...........................................    30

         ARTICLE 10 - DISPUTE RESOLUTION ...............................................................    30

                10.1       Dispute Notice ..............................................................    30
                10.2       Informal Negotiations .......................................................    30
                10.3       Dispute Resolution Proceedings ..............................................    30
                           (A)      Designation of Representatives .....................................    30
                           (B)      Selection of Neutral ...............................................    30
                           (C)      Procedures and Process .............................................    31
                           (D)      Decision ...........................................................    31
                10.4       Equitable Relief ............................................................    31
                10.5       Binding Effect ..............................................................    31

         ARTICLE 11 - AMENDMENT, WAIVER, AND TERMINATION................................................    31

                11.1       Amendment ...................................................................    31
                11.2       Waiver ......................................................................    31
                11.3       Termination .................................................................    32

         ARTICLE 12 - MISCELLANEOUS ....................................................................    32

                12.1       Cooperation .................................................................    32
                12.2       Severability ................................................................    32
                12.3       Costs and Expenses ..........................................................    32
                12.4       Notices .....................................................................    32
                12.5       Assignment and Appointment ..................................................    33
                12.6       No Third Parties ............................................................    33
                12.7       Incorporation by Reference ..................................................    33
                12.8       Governing Law ...............................................................    33
                12.9       Counterparts ................................................................    33
                12.10      Complete Agreement ..........................................................    33

APPENDICES

Appendix A  -  Definitions
Appendix B  -  Form of Preliminary Working Capital Statement
Appendix C  -  Accounting Principles
Appendix D  -  Documents to Be Delivered by Ferro at the Closing
Appendix E  -  Documents to Be Delivered by Akzo Nobel Korea at the Closing
Appendix F  -  Contents of the Powder Coatings Disclosure Package
Appendix G  -  Due Diligence Certifications
Appendix H  -  Identified Environmental Matters

                                                                  Execution Copy

                            SHARE PURCHASE AGREEMENT

      This SHARE PURCHASE AGREEMENT (this "Purchase Agreement") is dated as of August 2, 2002, and is by and among:

            AKZO NOBEL COATINGS INTERNATIONAL B.V. ("Akzo Nobel Korea"), a Dutch private company with limited liability (besloten vennootschap),

                                     - and -

            FERRO CORPORATION ("Ferro"), an Ohio corporation.

                                    RECITALS

A. LG Ferro Powder Coatings Ltd., a Korean limited liability company (yuhan hoesa) and a 71.7%-owned subsidiary of Ferro (the "Subsidiary"), is engaged in the business (the "Powder Coatings Business") of designing, developing, formulating, manufacturing, and selling thermosetting-formulated powder surface coatings (the "Products") for a variety of decorative and protective end-use applications within the appliance, automotive, and general industrial industries in the Asia/Pacific region. (The term "Powder Coatings Business" does not, however, include the powder coatings business conducted by Ferro and its Affiliates in Europe or North and South America.)

B. Akzo Nobel Korea is an indirect, wholly-owned subsidiary of Akzo Nobel NV ("Akzo Nobel"), a Dutch corporation (naamloze vennootschap).

C. Akzo Nobel Korea desires to purchase from Ferro, and Ferro desires to sell to Akzo Nobel Korea, the Shares on and subject to the terms and conditions of this Purchase Agreement.

                              TERMS AND CONDITIONS

In consideration of the matters recited above and of other good and valuable consideration, and intending to be legally bound by this Purchase Agreement, Akzo Nobel Korea and Ferro hereby agree as follows:

ARTICLE 1 - GENERAL PROVISIONS

1.1 DEFINITIONS. Appendix A sets forth the definitions of certain terms used in this Purchase Agreement. Those terms shall have the meanings set forth on Appendix A where used in this Purchase Agreement and identified with initial capital letters.

1.2 Construction. FOR PURPOSES OF THIS PURCHASE AGREEMENT, EXCEPT WHERE THE CONTEXT OTHERWISE REQUIRES --

      (A)   The term "parties" means Akzo Nobel Korea and Ferro.

                                                                  Execution Copy

      (B) The term "person" includes any natural person, firm, association, partnership, corporation, limited liability company, limited liability partnership, governmental agency or other entity. The term "third-party" means any person other than the parties and their Affiliates.

      (C)   The term "today" means August 2, 2002.

      (D) All currency amounts stated in this Purchase Agreement are in United States Dollars. (Other currency amounts will translate into United States Dollar amounts at the exchange rate or rates quoted in the Currency Trading table of the Central Edition of The Wall Street Journal on the business day immediately preceding the date as of which translation is to occur.)

      (E) References to "days" mean calendar days. (If, however, an action or obligation is due to be undertaken by or on a day other than a business day, i.e., a Saturday, Sunday, or public holiday, in the United States, then that action or obligation will be deemed to be due on the next following business day.)

      (F) When introducing a series of items, the term "including" is not intended to limit the more general description that precedes the items listed.

      (G) The Table of Contents and the headings of the Articles and Sections are included for convenience of reference only and are not intended to affect the meaning of the operative provisions to which they relate.

ARTICLE 2 - PURCHASE AND SALE

2.1 TRANSACTION. On and subject to the terms and conditions of this Purchase Agreement, at the Closing,

      (A) Akzo Nobel Korea will purchase from Ferro, and Ferro will sell, transfer, and assign to Akzo Nobel Korea, all of the Shares; and

      (B)   Akzo Nobel Korea will pay Ferro the Purchase Price as provided in
            Section 2.2.

2.2 PURCHASE PRICE. For purposes of this Purchase Agreement, the term "Purchase Price" means $6,000,000 plus or minus the amount of the Adjustment (and, if applicable, any further adjustment(s) pursuant to Section 9.9).

2.3   ADJUSTMENT. The Adjustment will be determined as follows:

      (A)   WORKING CAPITAL ADJUSTMENT.

            (1) PRELIMINARY WORKING CAPITAL STATEMENT. As promptly as practicable, but in any event within 45 days after the Closing Date, Akzo Nobel Korea will prepare and deliver to Ferro a statement (the "Preliminary Working Capital Statement") of the Working Capital of the Subsidiary at and as of the Closing Date, substantially in the form set forth in Part 1 of Appendix B. The Preliminary Working Capital Statement will be prepared in accordance with the accounting methods, policies, practices and procedures set forth on Appendix C (the "Accounting Principles").

                                                                  Execution Copy

            (2) FERRO'S REVIEW. If Ferro disagrees with any items shown on the Preliminary Working Capital Statement, Ferro will notify Akzo Nobel Korea in writing of such disagreement within 45 days after delivery of the Preliminary Working Capital Statement, which notice shall describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement. After the end of such 45-day period, Ferro may not introduce additional disagreements with respect to any item in the Preliminary Working Capital Statement or increase the amount of any disagreement, and any item not so identified will be deemed to be agreed to by Ferro and will be final and binding upon the parties. During the 45-day period of its review, Ferro and its representatives will have reasonable access to any documents, schedules or workpapers used in the preparation of the Preliminary Working Capital Statement.

            (3) DISPUTE RESOLUTION. Ferro and Akzo Nobel Korea agree to negotiate in good faith to resolve any such disagreement relating to items included on the Preliminary Working Capital Statement. If Ferro and Akzo Nobel Korea are unable to resolve all disagreements properly identified by Ferro pursuant to
                  Section 2.3(A)(2) within sixty (60) days after delivery to Akzo Nobel Korea of written notice of such disagreement, then such disagreements will be submitted for final and binding resolution to Price Waterhouse Coopers or, if Price Waterhouse Coopers should decline such engagement, such other internationally recognized accounting firm as Ferro and Akzo Nobel Korea shall mutually agree (the "Accountants"). The Accountants so selected will only consider those items and amounts set forth in the Preliminary Working Capital Statement as to which Ferro and Akzo Nobel Korea have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of the Agreement. The Accountants will be instructed to deliver to Ferro and Akzo Nobel Korea, as promptly as practicable and in any event within one hundred and twenty
                  (120) days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Purchase Agreement. The Accountants will make their determination based solely on presentations and supporting material provided by the parties and not pursuant to any independent review. The determination of the Accountants shall be final and binding upon Ferro and Akzo Nobel Korea. Ferro and Akzo Nobel Korea will each bear one-half the fees, expenses and costs of the Accountants.

            (4) FINAL DETERMINATION. The Preliminary Working Capital Statement will be deemed final for the purposes of this Section 2.3(A) upon the earliest of (A) the failure of Ferro to notify Akzo Nobel Korea of a dispute with 45 days of Akzo Nobel Korea's delivery of the Preliminary Working Capital Statement to Ferro, (B) the resolution of all disputes, pursuant to Section 2.3(A)(3), by Ferro and Akzo Nobel Korea and (C) the resolution of all disputes, pursuant to Section 2.3(A)(3), by the Accountants.

                                                                  Execution Copy

            (5) BASE-LINE WORKING CAPITAL. The "Base-Line Working Capital" will be an amount equal to $2,505,567 (the details of which are set forth in Part 2 of Appendix B).

            (6) CLOSING WORKING CAPITAL. The "Closing Working Capital" will be an amount equal to the Working Capital of the Subsidiary at and as of the Closing as determined under Sections 2.3(A)(1)-(4) above.

            (7) AMOUNT OF THE WORKING CAPITAL ADJUSTMENT. If the Closing Working Capital is

                  (A) Less than the Base Line Working Capital, then the Working Capital Adjustment will be a negative amount equal to the amount by which the Closing Working Capital is less than the Base-Line Working Capital; or

                  (B) More than the Base Line Working Capital, then the Working Capital Adjustment will be a positive amount equal to the amount by which the Closing Working Capital is greater than the Base-Line Working Capital.

      (B) CASH ITEMS ADJUSTMENT. The Cash Items Adjustment will be a positive or negative amount equal to-

                        (1) The amount of Cash on the books of the Subsidiary as of the Closing, minus

                        (2) The amount of Financial Debt on the books of the Subsidiary as of the Closing.

      (C) AMOUNT OF ADJUSTMENT. The Adjustment will be an amount, positive or negative, equal to the Working Capital Adjustment plus the Cash Items Adjustment.

            The Purchase Price will finally be determined on the date the amount of the Working Capital Adjustment is finally determined.

2.4 PAYMENT OF PURCHASE PRICE. Akzo Nobel Korea will pay the Purchase Price as follows:

      (A) PAYMENT AT CLOSING. At the Closing, Akzo Nobel Korea will pay Ferro the total sum of $6,000,000; and

      (B) FINAL PAYMENT. If the Adjustment is a positive amount, Akzo Nobel Korea will, within 10 business days after the final determination of the Purchase Price, pay Ferro the amount of the Adjustment, together with interest thereon at the Prescribed Rate for the period from the Closing Date through and including the date on which the Adjustment is paid.

      (Payments of further adjustments pursuant to Section 9.9 will be made as provided in Article 9.)

                                                                  Execution Copy

2.5 REFUND OF ADJUSTMENT. If the Adjustment is a negative amount, then Ferro will, within 10 business days after the final determination of the Purchase Price, refund to Akzo Nobel Korea the amount of the Adjustment, together with interest thereon at the Prescribed Rate for the period from the Closing Date through and including the date on which the Adjustment is paid.

2.6 METHOD OF PAYMENT. All payments under this Purchase Agreement will be made by delivery to the payee as follows:

      (A) DIRECTED PAYMENTS. If a party which is entitled to a payment under this Purchase Agreement provides the other party five days' advance written designation of a bank and account number into which the payee wishes payment to be made, then the payor will make such payment by wire transfer (in immediately available funds) to the designated account of the payee.

      (B) OTHER PAYMENTS. In all other cases, the party obligated to make a payment under this Purchase Agreement will do so by delivering to the payee a bank cashier's check (in immediately available funds) payable to the order of the payee.

ARTICLE 3 - ACTIONS BEFORE CLOSING

3.1 ACCESS TO RECORDS. From today until the Closing, Ferro will cause the Subsidiary to afford duly authorized representatives of Akzo Nobel Korea free and full access during normal business hours to all of the assets, properties, books, and nonprivileged records of the Subsidiary and will permit such representatives to make abstracts from, or take copies of, such books, records, or other documentation, or to obtain temporary possession of any thereof as may be reasonably required by Akzo Nobel Korea. During such period, Ferro will furnish to Akzo Nobel Korea such information concerning the Subsidiary and its assets, liabilities, or condition as Akzo Nobel Korea may request. Notwithstanding the foregoing, Ferro will not be obligated to disclose or make available to Akzo Nobel Korea any information concerning the Subsidiary that, in the opinion of Ferro's counsel, should not be disclosed to Akzo Nobel Korea as a matter of law, by contract or to protect a claim of privilege; provided, however, that in all cases, Ferro represents and warrants to Akzo Nobel Korea that such withheld information, both individually and in the aggregate, is not materially adverse to the Subsidiary.

3.2 INTERIM CONDUCT OF THE POWDER COATINGS BUSINESS. From today until the Closing, Ferro will conduct the business of the Subsidiary and the Powder Coatings Business only in the ordinary and usual course, subject to Akzo Nobel Korea's approval of certain transactions pursuant to Section 3.3. Without limiting the generality of the foregoing, insofar as the Subsidiary is concerned, Ferro will use its reasonable efforts to:

      (A) Preserve substantially intact the Subsidiary's relationships with suppliers, customers, employees, creditors, and others having business dealings with the Subsidiary;

      (B) Maintain in full force and effect its existing policies of insurance which materially affect the Subsidiary;

                                                                  Execution Copy

      (C) Continue performance in the ordinary course of its obligations under contracts, commitments, or other obligations to which it or the Subsidiary is a party; and

      (D) Keep all the financial statements and records and other documents in connection with the Subsidiary and/or the Powder Coatings Business in a manner consistent with the historical and ordinary course of business.

3.3 AKZO NOBEL KOREA'S APPROVAL OF CERTAIN TRANSACTIONS. Except as may otherwise be required under this Purchase Agreement, from today until the Closing, Ferro will not permit the Subsidiary to do any of the following without the prior approval with written confirmation of Akzo Nobel Korea, which approval shall not be unreasonably withheld:

      (A) Purchase or dispose of any real property or interests in real property;

      (B) Enter into any lease for real property involving a term of more than one year or rental obligation exceeding $250,000 (or the equivalent thereof in local currency) per annum in any single case;

      (C) Enter into any lease for personal property involving a term of more than one year or rental obligation exceeding $100,000 (or the equivalent thereof in local currency) per annum in any single case;

      (D) Voluntarily permit to be incurred any Encumbrances on assets of the Subsidiary except in the ordinary course of business;

      (E) Except for any changes required by applicable law and except for any changes generally affecting Ferro's salaried employees, increase the rate of compensation for any of the employees of the Subsidiary or otherwise enter into or alter any employment, consulting, or managerial services agreement affecting the Subsidiary;

      (F) Except for pension benefit plans and insurance plans that are required to be executed under the applicable laws, and except for any changes generally affecting Ferro's salaried employees, commence, enter into, or alter any pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, fringe benefit, or other employee benefit scheme, plan, or arrangement affecting employees of the Subsidiary;

      (G) Make any single new commitment or increase any single previous commitment for capital expenditures for the Subsidiary in an amount exceeding $375,000 (or the equivalent thereof in local currency);

      (H) Accelerate or delay the sale of Products except as may be necessary in the ordinary course of business;

      (I) Except for the resolution of any grievance, enter into, modify or terminate any labor or collective bargaining agreement relating to the Subsidiary or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization relating to employees of the Subsidiary;

                                                                  Execution Copy

      (J) Enter into any transaction or make or enter into any Contract relating to the Subsidiary which by reason of its size or otherwise is not in the ordinary course of business;

      (K) With respect to the Subsidiary, authorize, propose, enter into or agree to enter into any acquisition of assets for a price in excess of $375,000 (or the equivalent thereof in local currency);

      (L)   Waive any claims or rights under any Material Contract;

      (M) Terminate any Material Contract or voluntarily consent to the termination of any Material Contract (including, without limitation, any lease) by any other party thereto;

      (N) Except as otherwise provided in this Section 3.3, enter into any contract, agreement or arrangement with respect to any of the foregoing;

      (O) Make any amendment to the Articles of Association or other constitutional document of the Subsidiary except for the purpose of the transactions under this Purchase Agreement; or

      (P) Waive any claim or right in any judicial or administrative proceedings.

3.4 NEGOTIATION OF OTHER AGREEMENTS. From today until the Closing, the parties will negotiate in good faith and enter into such other and further agreements as they may deem appropriate or necessary for the orderly transfer of the Shares from Ferro to Akzo Nobel Korea, including the Novation Agreement by and among Ferro, Akzo Nobel Korea and LG Chem, Ltd. to replace Ferro with Akzo Nobel Korea as a party to the Joint Venture Agreement dated May 22, 2001 between Ferro and LG Chem, Ltd.

      (Such agreements, as well as any other agreements into which the parties enter in connection with the transactions contemplated by this Purchase Agreement which make specific reference to this Section 3.4, are collectively referred to as the "Other Agreements.")

3.5 COORDINATION OF PUBLIC ANNOUNCEMENTS. From today until the Closing, neither party will make any public announcement concerning the transactions contemplated by this Purchase Agreement without having previously consulted with and having received the consent of the other party, such consent not to be withheld unreasonably. Nothing in the preceding sentence, however, will prevent either party from making any announcement required by law, by the rules of any securities exchange, or by any listing agreement with a securities exchange to which such party is a party or by which it is bound. The parties will cooperate in the planning, preparation, and issuance of any and all public announcements concerning this Purchase Agreement and the transactions contemplated by this Purchase Agreement.

                                                                  Execution Copy

3.6 Government Approvals. IMMEDIATELY AFTER THE EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, THE PARTIES WILL PROMPTLY PROCEED WITH THE PREPARATION AND FILING OF ANY REQUIRED FILINGS AND APPLICATIONS NECESSARY IN ORDER TO OBTAIN THE APPROVAL OR AUTHORIZATION OF THOSE GOVERNMENTAL AGENCIES OR INSTRUMENTALITIES WHOSE APPROVAL OR AUTHORIZATION IS NECESSARY IN ORDER TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS PURCHASE AGREEMENT (THE "GOVERNMENT APPROVALS"), INCLUDING THE FOLLOWING:

      (A)   With respect to Akzo Nobel Korea, the following Government
            Approvals:

            (1) Foreign investment report to a foreign exchange bank pursuant to the Foreign Investment Promotion Act of Korea (if applicable).

      (B)   With respect to Ferro, the following Government Approvals:

            (1) Share transfer report to a foreign exchange bank pursuant to the Foreign Investment Promotion Act of Korea.

      (C) With respect to the Subsidiary, Ferro shall cause, and Akzo Nobel Korea shall cooperate with and assist, the Subsidiary to file for the following Government Approvals:

            (1) A report regarding the change of control contemplated by this Agreement with the Korea Industrial Complex Corporation in charge of Onsan National Industrial Complex pursuant to and in accordance with the Law Concerning Industry Allocation and Factory Establishment in Korea; and

            (2) A new occupancy agreement with the Korea Industrial Complex Corporation in charge of Onsan National Industrial Complex reflecting the change of control contemplated by this Agreement.

      IF ANY OF THE FOREGOING GOVERNMENTAL AUTHORITIES REQUIRE, AS A CONDITION TO GRANTING ANY SUCH APPROVAL OR AUTHORIZATION, OR AS A CONDITION TO NOT ISSUING A REQUEST FOR ADDITIONAL INFORMATION OR NOT COMMENCING A SECOND-PHASE INVESTIGATION OF THE TRANSACTIONS CONTEMPLATED BY THIS PURCHASE AGREEMENT, THEN THE PARTIES WILL COOPERATE IN GOOD FAITH TO TAKE SUCH ACTION AS MAY REASONABLY BE NECESSARY TO PREVENT OR AMELIORATE ANY ACTUAL OR PERCEIVED ANTI-COMPETITIVE CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS PURCHASE AGREEMENT SO AS TO MAKE POSSIBLE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS PURCHASE AGREEMENT AT THE EARLIEST PRACTICABLE DATE; PROVIDED, HOWEVER, THAT UNDER NO CIRCUMSTANCES WILL AKZO NOBEL KOREA BE REQUIRED TO HOLD SEPARATE OR DISPOSE (DIRECTLY OR INDIRECTLY) OF ANY ASSETS OR BUSINESS UNITS.

ARTICLE 4 - CONDITIONS

4.1 CONDITIONS TO AKZO NOBEL KOREA'S OBLIGATIONS. The obligation of Akzo Nobel Korea to consummate the transactions contemplated by this Purchase Agreement is subject to the satisfaction of the following conditions at the Closing:

      (A) The representations and warranties of Ferro contained in Section 7.1 of this Purchase Agreement shall be true, accurate and complete as of today and as of the Closing (except with respect to the effect of transactions contemplated or permitted by this Purchase Agreement);

                                                                  Execution Copy

      (B) The representations and warranties of Ferro contained in Section 7.2 of this Purchase Agreement shall be true, accurate and complete in all material respects as of today and as of the Closing (as if such representations and warranties had been made anew as of the Closing) except with respect to the effect of transactions contemplated or permitted by this Purchase Agreement, changes resulting from the passage of time on dated material in the Powder Coatings Disclosure Package and transactions in the ordinary course of business not in breach of Ferro's obligations under this Purchase Agreement;

      (C) Ferro, in all material respects, shall have performed and complied with all undertakings required by this Purchase Agreement to be performed or satisfied by Ferro before the Closing including entering into the Other Agreements;

      (D) Ferro shall have taken all corporate and other proceedings or actions necessary to be taken by Ferro for consummation of the transactions contemplated by this Purchase Agreement;

      (E) Ferro shall be prepared to deliver the documents listed in Appendix D at the Closing;

      (F) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated in this Purchase Agreement;

      (G)   The Government Approvals shall have been obtained; and

      (H) Resignation of the Ferro nominated directors of the Subsidiary effective as of the Closing Date.

4.2 CONDITIONS TO FERRO'S OBLIGATIONS. The obligation of Ferro to consummate the transactions contemplated by this Purchase Agreement is subject to the satisfaction of the following conditions at or before the Closing:

      (A) The representations and warranties of the Akzo Nobel Korea contained in Section 7.3 of this Purchase Agreement shall be true, accurate, and complete in all material respects as of today and as of the Closing (except with respect to the effect of the transactions contemplated or permitted by this Purchase Agreement);

      (B) Akzo Nobel Korea, in all material respects, shall have performed and complied with all undertakings required by this Purchase Agreement to be performed or satisfied by Akzo Nobel Korea before the Closing including entering into the Other Agreements;

      (C) Akzo Nobel Korea shall have taken all corporate and other proceedings or actions necessary to be taken by Akzo Nobel Korea for consummation of the transactions contemplated by this Purchase Agreement;

      (D) Akzo Nobel Korea shall be prepared to deliver the documents listed in Appendix E at the Closing;

                                                                  Execution Copy

      (E) If Akzo Nobel Korea has assigned its rights and delegated its duties under this Purchase Agreement to an Affiliate, Akzo Nobel Korea shall provide the Guarantee;

      (F) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated in this Purchase Agreement;

      (G)   The Government Approvals shall have been obtained; and

      (H) All of the conditions precedent to the closing contemplated in a Purchase Agreement dated today's date by and among Rohm and Haas Company and Ferro, Ferro B.V., Ferro Spain S.A., and Ferro (Great Britain) Ltd. (with respect to the sale of Ferro's powder coatings business in Europe) and in a Purchase Agreement dated today's date by and among Akzo Nobel Korea and Ferro, Ferro Enamel Argentina S.A. and Ferro Mexicana S.A. de C.V. (with respect to the sale of Ferro's powder coatings business in the Americas) and in a Purchase Agreement dated today's date by and between Ferro and Akzo Nobel Sino Coatings B.V. (with respect to the sale of Ferro's powder coatings business in China) shall have been duly satisfied and/or waived and the parties thereto shall be prepared to proceed with such closings simultaneously with the Closing contemplated by this Purchase Agreement.

4.3   PARTIES' BEST EFFORTS. Except with respect to the condition set forth in
      Section 4.2(H), from today until the Closing, the parties will cooperate and use their respective reasonable best efforts to cause the conditions set forth in this Article 4 over which they may respectively have influence or control to be satisfied as soon as reasonably practicable.

ARTICLE 5 - CLOSING

5.1 THE CLOSING. For purposes of this Purchase Agreement, the term "Closing" means the time at which the transactions contemplated by this Purchase Agreement will be consummated after satisfaction or waiver of the conditions set forth in Article 4 of this Purchase Agreement.

5.2 DATE, TIME, AND PLACE OF CLOSING. The Closing will occur at 10:00 a.m. (Eastern Time) on the later to occur of August 30, 2002 or a date to be mutually agreed by the parties not later than 30 days after the date on which the last of the conditions set forth in Sections 4.1 and 4.2 and comparable provisions in the purchase agreements referred to in Subsection 4.2(H) shall have been satisfied or waived (the "Closing Date"). The Closing will take place at the offices of Squire, Sanders & Dempsey, 4900 Key Tower, 127 Public Square, Cleveland, Ohio, or at such other place as the parties may agree in writing. The Closing will be deemed to have occurred as of 11:59 p.m. on the Closing Date (the "Closing Time").

5.3 AKZO NOBEL KOREA'S OBLIGATIONS. At the Closing, Akzo Nobel Korea will deliver to Ferro the following:

      (A)   The documents, certificates, and other items referred to in Appendix
            E;

                                                                  Execution Copy

      (B)   The amount specified in Section 2.4(a).

5.4 FERRO'S OBLIGATIONS. At the Closing, Ferro will deliver to Akzo Nobel Korea the following:

      (A)   The documents, certificates, and other items referred to in Appendix
            D;

      (B)   Ownership of the Shares; and

      (C) Such deeds, bills of sale, and such other instruments as may be necessary or appropriate to reflect Ferro's conveyance of the Shares to Akzo Nobel Korea.

5.5 LOCAL FORMALITIES. If either party desires that the specific terms and conditions (including price allocation) of this Purchase Agreement applicable to a given jurisdiction be put in writing in a separate agreement or instrument, then the parties will cooperate to prepare and execute such separate agreement, but such separate agreement will (unless the parties expressly agree otherwise in a signed document that refers to this Section 5.5) in all events be interpreted consistently with and as subordinate to the terms and conditions of this Purchase Agreement.

ARTICLE 6 - ACTIONS AFTER CLOSING

6.1 FURTHER CONVEYANCES. After the Closing Ferro will, without further cost or expense to Akzo Nobel Korea, except as otherwise provided in Section 12.3(C), execute and deliver to Akzo Nobel Korea (or cause the same to be executed and delivered to Akzo Nobel Korea), such additional instruments of conveyance, and Ferro will take such other and further actions as Akzo Nobel Korea may reasonably request and which are ordinarily provided by a seller, more completely to sell, transfer, and assign to Akzo Nobel Korea and vest in Akzo Nobel Korea Ownership to the Shares.

6.2 ACCOUNTING REPORTS. Akzo Nobel Korea will cause the management of the Subsidiary to provide to Ferro such records and accounts as are prepared by Akzo Nobel Korea in accordance with its normal accounting procedures and such other records, accounts or reports as Ferro may reasonably request or, in the alternative to the latter, access to all such other information as may reasonably be requested by Ferro, in order to permit Ferro to complete their financial statements and reports relating to the pre-Closing activities of the Subsidiary; provided that Akzo Nobel Korea will be under no obligation to generate independent records or accounts for Ferro.

      Akzo Nobel Korea will also cause management of the Subsidiary to afford Ferro's internal and external auditors reasonable access upon at least three days prior notice and during normal business hours to the books and records of the Subsidiary as they may need in order for Ferro to satisfy normal quarterly and year-end reporting and audit requirements.

      6.3 NONCOMPETITION. In order to protect the goodwill of the Subsidiary, Ferro undertakes that for a period of five years after the Closing neither Ferro nor any of its Affiliates will, directly or indirectly, engage in, or have an ownership interest in or act as agent, advisor, or consultant of or to any third-party that is engaged in, the business of designing, developing, formulating, manufacturing, or selling thermosetting-formulated powder

                                                                  Execution Copy

      surface coatings for decorative or protective end-use applications of the nature currently sold by the Subsidiary (the "Noncompete Business") in Asia nor during such period will Ferro sell or license (in a stand-alone transaction not in connection with a sale of substantially all of the assets of Ferro) the use of the Ferro name or the Ferro "Check-In-A-Circle" logo to any third-party for use in connection with the conduct of a Noncompete Business. Nothing in this Section 6.3, however, will be deemed to prohibit or restrict Ferro, nor any of their Affiliates or any successor or assign of any of the foregoing -

      (A) From continuing to conduct any business in which any of such companies (other than the Subsidiary) are currently engaged, or, in the case of any successor or assign of any of the foregoing, any business in which such successor or assign was engaged prior to succeeding to the business of such company (whether by share acquisition, asset acquisition or otherwise), and logical extensions (by product line or technology) of such businesses, including comparable businesses conducted by Ferro and/or its Affiliates in conducting similar businesses from outside Asia;

      (B) From acquiring or owning less than a controlling equity interest in any publicly-traded company (whether or not such company is engaged in a business that competes with the Noncompete Business);

      (C) From acquiring a controlling equity interest in any company or other entity that is engaged in a business that competes with the Noncompete Business if the annual sales from such entity's competing business or entity do not exceed 20% of such business' or entity's total revenues in the 12-month period immediately preceding such acquisition provided that the acquisition of such competing business was not the principal purpose of such acquisition; or

      (D) From acquiring a controlling equity interest in any company or other entity that is engaged in a business that competes with the Noncompete Business if the annual sales from such entity's competing business or entity exceed 20% provided that (1) the acquisition of such competing business was not the principal purpose of such acquisition and (2) the acquiring company makes a good faith effort to dispose of any such competing business within one year after its acquisition.

6.4 USE OF FERRO NAME AND MARK. Within 180 days after the Closing with respect to finished goods as the same shall exist at Closing and 90 days after the Closing in all other cases, Akzo Nobel Korea will cause the name of the Subsidiary to be changed to a name not including the word "Ferro" and will institute a procedure whereby a stamp or other indelible identifying mark is affixed to any stock of inventory, supplies, sales literature, and similar items on hand at Closing that bear the Ferro name, trademark or "Check-in-a-Circle" logo in order to indicate that Akzo Nobel Korea, and not Ferro or its Affiliates, is the producer, provider or manufacturer of such item. For purposes of clarification only, the parties acknowledge and agree that under no circumstances shall this Purchase Agreement be interpreted to provide for the transfer in any manner whatsoever to Akzo Nobel Korea of any trademarks used by the Subsidiary, whether or not registered, that incorporate the names and trademarks "Ferro" and "Check-In-A-Circle" logo or any of the goodwill associated with such names, marks and logos.

6.5 ACCESS TO FORMER BUSINESS RECORDS. For a period of 10 years after the Closing, or until any audits of Ferro's Tax returns relating to periods before or including the Closing

                                                                  Execution Copy

      are completed, whichever occurs later, Akzo Nobel Korea will retain all business records associated with or related to the Subsidiary when acquired. During such period, Akzo Nobel Korea, upon at least three days notice, and during normal business hours will afford duly authorized representatives of Ferro free and full access to all of such records and will permit such representatives, at Ferro's expense, to make abstracts from, or to take copies of any of such records created, produced, or obtained before the Closing, as may be reasonably requested by Ferro. During such period, Akzo Nobel Korea will cooperate with Ferro, and cause employees of the Subsidiary to cooperate with Ferro, in furnishing information, evidence, testimony, and other assistance in connection with any action, proceeding, or investigation relating to the Subsidiary before the Closing, and Ferro will provide reimbursement for all out-of-pocket expenses incurred by Akzo Nobel Korea or such employees in connection with providing the assistance contemplated in this Section 6.5.

6.6 ACCESS TO FORMER EMPLOYEES. After the Closing, each party will make available to the other party employees of Akzo Nobel Korea, Ferro, and the Subsidiary whom the other party may reasonably need in order to defend or prosecute any legal or administrative action to which Ferro or Akzo Nobel Korea are a party and which relates to the Subsidiary before the Closing. The requesting party will pay or reimburse the other party for all reasonable expenses which may be incurred by such employees in connection therewith, including all travel, lodging, and meal expenses, and will further compensate the other for the number of whole business days spent by each such employee in providing such services at the rate of 130% of the average daily gross pay per business day (excluding the value of employee benefits) of such employee during the calendar month in which such services are performed.

6.7 TERMINATION OF INSURANCE COVERAGE. At or after the Closing, Ferro and its Affiliates will have the right to terminate any and all insurance coverage affecting the Subsidiary with the effect that Akzo Nobel Korea will have no right of recovery with respect to any claim under policies or for refunds of premiums of insurance that previously covered the Subsidiary. Akzo Nobel Korea will, however, continue to be entitled to recoveries (net of deductibles and out-of-pocket claims handling costs) after the Closing under occurrence-based insurance policies to the extent the recovery relates to a claim made prior to Closing. Ferro will be responsible for the administration of claims for such recoveries.

6.8 TRADE SECRETS. From and after the Closing, Ferro will not, and will use its reasonable best efforts to cause its employees not to, disclose to any third-party any trade secrets of the Subsidiary or any other information regarding the Powder Coatings Business of a type held in confidence under the practices and policies of the Subsidiary or the Powder Coatings Business immediately prior to Closing. Such information shall not include information that (A) is or becomes generally available to the public other than as a result of a disclosure by Ferro or any of its employees or (B) became available to Ferro or any of its employees on a non-confidential basis from a source other than Ferro or any employee of Ferro that was an employee of the Subsidiary or the Powder Coatings Business at any time prior to the Closing. The provisions of this Section 6.8 shall not apply to any disclosure of information to the extent (1) Akzo Nobel Korea or any Affiliate of Akzo Nobel Korea has given its prior written consent to such disclosure, or (2) such disclosure is required by law or by any applicable ruling, decree or order of a governmental agency or judicial or regulatory authority; provided, however, that in such an event, Ferro will give Akzo Nobel Korea notice of such requirement to disclose in

                                                                  Execution Copy

      order to provide Akzo Nobel Korea with the opportunity to challenge the disclosure, the scope of the disclosure and/or obtain a protective order regarding the disclosure.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES

7.1 FERRO'S GENERAL REPRESENTATIONS AND WARRANTIES. Ferro represents and warrants to Akzo Nobel Korea the following:

      (A) ORGANIZATION AND EXISTENCE. Ferro is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio; and

      (B) POWER AND AUTHORITY. Ferro has full power and authority under its constitutive documents and the laws of the jurisdictions in which they respectively are organized to execute, deliver, and perform this Purchase Agreement.

      (C) AUTHORIZATION. The execution, delivery, and performance of this Purchase Agreement by Ferro has been duly authorized by all requisite corporate action on the part of Ferro.

      (D) BINDING EFFECT. This Purchase Agreement is a valid, binding, and enforceable legal obligation of Ferro, except as enforceability may be limited by principles of equity and by bankruptcy and insolvency laws generally.

      (E) NO DEFAULT. Neither the execution and delivery of this Purchase Agreement nor Ferro's full performance of its obligations under this Purchase Agreement will violate or breach, or otherwise constitute or give rise to (with the giving of notice or passage of time or both) a Default under, the terms or provisions of Ferro's and the Subsidiary's respective constitutive documents or of any material contract, commitment, or other obligation to which any of Ferro is a party or by which they are bound, except for any such Default which would not, either individually or in the aggregate, have a material adverse effect on the ability of Ferro to consummate the transaction contemplated hereby.

      (F) FINDERS. With the sole exception of Salomon Smith Barney Inc., Ferro has not engaged and are not directly or indirectly obligated to any third-party acting as a broker, finder, or similar capacity in connection with the transactions contemplated by this Purchase Agreement.

      (G) CONSENTS AND APPROVALS. No consent, approval, license, permit, order or authorization of, or notice to, or registration, declaration or filing with, any Governmental Authority or any other third-party is required to be obtained or made by or with respect to Ferro in connection with the execution, delivery or performance of this Purchase Agreement by Ferro or the consummation of the transactions contemplated hereby by Ferro or in order to preclude any termination, suspension, acceleration, modification or impairment of any of the Contracts or any legal or contractual right, privilege, license or franchise other than (i) the consent of the Subsidiary's shareholders to the transactions contemplated hereby and Government Approvals and (ii) any such consents, approvals, licenses, permits, orders or authorizations, notices, registrations, declarations or filings, the failure of which to obtain or be made, in each case,

                                                                  Execution Copy

            would not have a material adverse effect on the Powder Coatings Business Condition.

      (H) EXISTENCE AND CAPITALIZATION OF THE SUBSIDIARY. Except as otherwise disclosed in Part A of the Disclosure Package, the Subsidiary is a limited liability company (yuhan hoesa) duly organized and existing under the laws of the Republic of Korea with paid-in capital of 7,790,245,000 Korean Won consisting of 1,558,049 shares of a single class of common stock with a par value of 5,000 Korean Won per share, of which there are only 1,558,049 shares outstanding.

      (I) OWNERSHIP OF THE SHARES. Ferro Owns all of the Shares. To Ferro's knowledge, LG Chem, Ltd. owns all of the remaining outstanding shares of common stock of the Subsidiary other than the Shares.

      (J) NO KNOWLEDGE OF AKZO NOBEL KOREA'S DEFAULT. Ferro has no knowledge that any of Akzo Nobel Korea's representations and warranties are untrue, incorrect, or incomplete or that Akzo Nobel Korea is in Default under any term or provision of this Purchase Agreement.

7.2 FERRO'S REPRESENTATIONS AND WARRANTIES CONCERNING THE DISCLOSURE PACKAGE. Simultaneously with the execution and delivery of this Purchase Agreement, Ferro is delivering to Akzo Nobel Korea a bound volume of disclosure materials (the "Disclosure Package") entitled the "Powder Coatings Disclosure Package" and consisting of 18 Parts, consecutively lettered A-R, inclusive. Ferro represents and warrants to Akzo Nobel Korea that the Disclosure Package contains the information described in Appendix F. In addition, Ferro represents and warrants to Akzo Nobel Korea the following with respect to the Disclosure Package:

      (A) ORGANIZATION. Except as otherwise disclosed on Part A of the Disclosure Package, Ferro neither owns nor holds any other equity interest, directly or indirectly, in any company, corporation, partnership, joint venture, business, firm, or other entity which, to Ferro's knowledge, engages in any business in competition with the Powder Coatings Business in Asia.

      (B) FINANCIAL STATEMENTS. Except as otherwise disclosed on Part B, the financial statements contained in Subparts B-1 to B-6 are true and correct copies of financial reports derived from management accounts created and maintained by Ferro in the ordinary course in accordance with its standard practice. To Ferro's knowledge, such financial reports present fairly, in all material respects, the financial position of the Subsidiary as of the dates thereof.

      (C) INVENTORIES. Except as otherwise disclosed on Part C, (1) the Subsidiary Owns all Inventories described on Part C; (2) such Inventories have been valued on the books of the Subsidiary in accordance with the Accounting Principles and (3) all Inventories are saleable in the ordinary course of business.

      (D)   TRADE ACCOUNTS RECEIVABLE. Except as otherwise disclosed on Part D,
            (1) the Subsidiary Owns all of the Trade Accounts Receivable listed or described on Part D; (2) none of such Trade Accounts Receivable is owing to Ferro or any of their Affiliates; (3) all of the Trade Accounts Receivable are genuine and were entered into in the ordinary course conduct of the Powder Coatings Business; and (4) to

                                                                  Execution Copy

            the best of Ferro's knowledge, the Subsidiary has complied with all laws and customs necessary to maintain the collectibility of such Trade Accounts Receivable.

      (E) TRADE ACCOUNTS PAYABLE. Except as otherwise disclosed on Part E, (1) all of the liabilities reflected on the books of the Subsidiary arose out of the ordinary course conduct of the Powder Coatings Business; and (2) no such liabilities are owing to Ferro or any of their Affiliates.

      (F) REAL PROPERTY. Except as otherwise disclosed on Part F of the Disclosure Package, (1) the Subsidiary Owns all of the real properties listed as "owned" on Subpart F-1; (2) the leases or grants of land use rights under which the real property listed as "leased or used" on Subpart F-2 are valid and subsisting; (3) the Subsidiary is not in Default in any material respect under any lease of any such real properties; and (4) the improvements to the real property listed on Part F are, taking into account their age and prior use, in good condition and repair, ordinary wear and tear excepted.

      (G) TANGIBLE PERSONAL PROPERTY. Except as otherwise disclosed on Part G of the Disclosure Package, (1) the Subsidiary Owns all tangible personal property listed as "owned" on Subparts G-1 to G-3; (2) the leases under which the tangible personal property listed as "leased" on Subparts G-4 to G-5 are leased are valid and subsisting; (3) the Subsidiary is not in Default in any material respect under any lease listed on Part G in any manner likely to be materially adverse to the Powder Coatings Business Condition; and (4) the items of tangible personal property listed on Part G are, taking into account their age and prior use, in good condition and repair, ordinary wear and tear excepted.

      (H) INTELLECTUAL PROPERTY. Except as otherwise disclosed on Part H of the Disclosure Package, (1) the Subsidiary Owns all of the intellectual property listed as "owned" on Subparts H-1 to H-4; (2) the license, technology, or similar agreements to employ the intellectual property listed as "licensed by" on Subpart H-5 are valid and subsisting agreements; (3) except with respect to the items listed in such Subpart H-5, to Ferro's knowledge, the Subsidiary is not obligated to pay any amount, whether as a royalty, license, fee, or other payment to any person in order to use any of the intellectual property used by the Subsidiary; (4) the license, technology, or similar agreements to employ the intellectual property listed as "licensed to" on Subpart H-6 are valid and subsisting agreements; (5) except with respect to the items listed in such Subpart H-6, the Subsidiary has not granted any rights or interest to any person in connection with any of the intellectual property described in Part H; and (6) Ferro has no knowledge of any infringement by the Subsidiary in its conduct of the Powder Coatings Business of the intellectual property rights of any person in any manner likely to be materially adverse to the Powder Coatings Business Condition.

      (I) INDEBTEDNESS. Except as otherwise disclosed on Part I of the Disclosure Package, the Subsidiary is not in Default in any material respect under any note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness for borrowed money.

                                                                  Execution Copy

      (J) LITIGATION. Except as otherwise disclosed on Part J of the Disclosure Package, to Ferro's knowledge, (1) there exists no litigation, proceedings or actions affecting the Powder Coatings Business Condition or claims or investigations that would have a material adverse effect on the Powder Coatings Business Condition, in either case pending or threatened against the Subsidiary; and (2) the Subsidiary is not subject to any writ, injunction, order, or decree of any court, agency, or other governmental authority affecting the Powder Coatings Business Condition.

      (K) CONTRACTS. Except as otherwise disclosed on Part K of the Disclosure Package, (1) each of the contracts, commitments, and other obligations listed on Part K is a valid and binding obligation of the Subsidiary and, to Ferro's knowledge, the other party or parties thereto; (2) neither the Subsidiary nor, to Ferro's knowledge, any other party thereto has terminated, cancelled, or substantially modified any contract, commitment, or other obligation identified in Part K; and (3) neither the Powder Coatings Business nor, to Ferro's knowledge, any other party thereto is in Default in any material respect under any contract, commitment, or other obligation identified in Part K.

      (L) EMPLOYEES AND EMPLOYEE BENEFITS. Except as otherwise disclosed on Part L of the Disclosure Package or Appendix P of this Purchase Agreement, (1) the Subsidiary has not entered into any employment contract; (2) the Subsidiary does not have any pension, retirement, profit-sharing, deferred compensation, employee share option or share purchase, bonus, or incentive compensation plans, schemes, or arrangements; (3) the Subsidiary does not have any employee health, dental, vision, life insurance, long-term or short-term disability, vacation, tuition reimbursement, redundancy, severance or other social plans, schemes, or arrangements; and (4) the Subsidiary has substantially performed all material obligations owing to their respective employees.

      (M) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as otherwise disclosed on Part M of the Disclosure Package, to Ferro's knowledge, (1) the Subsidiary is in compliance with all Environmental Laws applicable to the Subsidiary relating to emissions, discharges, and releases of Hazardous Materials into land, soil, ambient air, water, and the atmosphere the noncompliance with which is likely to have a materially adverse effect on the Powder Coatings Business Condition; and (2) the Subsidiary is in compliance with all Environmental Laws applicable to the generation, treatment, storage, transportation, and disposal of Hazardous Materials the noncompliance with which is likely to have a materially adverse effect on the Powder Coatings Business Condition.

      (N) COMPLIANCE WITH HEALTH AND SAFETY LAWS. Except as otherwise disclosed on Part N of the Disclosure Package, to Ferro's knowledge, the Subsidiary is in compliance with all Health and Safety Laws applicable to the Subsidiary the noncompliance with which is likely to have a materially adverse effect on the Powder Coatings Business Condition.

      (O) COMPLIANCE WITH OTHER LAWS. Except as otherwise disclosed on Part O of the Disclosure Package, to Ferro's knowledge the Subsidiary is in compliance with all statutes, ordinances, regulations, and other governmental requirements (other than Environmental Laws and Health and Safety Laws the noncompliance with

                                                                  Execution Copy

            which is likely to have a materially adverse effect on the Powder Coatings Business Condition).

      (P) TAXES. Except as otherwise disclosed in Part P of the Disclosure Package, (1) all Tax returns required to be filed by the Subsidiary before Closing have been or will be filed on or before the Closing;
            (2) all Taxes due and payable before Closing on such returns have been or will be paid when required by law; (3) any Taxes relating to the Subsidiary with respect to any transaction or any period beginning on or before the Closing Date required to have been or to be paid prior to Closing have been or will be paid; and (4) the assets of the Subsidiary are not encumbered by any Encumbrance arising out of unpaid Taxes.

      (Q) INSURANCE. Except as otherwise disclosed in Part Q of the Disclosure Package, the Subsidiary has insured or self-insured the assets and properties of the Subsidiary against those insurable risks and to an extent the Subsidiary deems reasonably necessary for its continued conduct of the Powder Coatings Business and for protection against injury, damage, or loss.

      (R) NO MATERIAL EVENTS. Except as otherwise disclosed in Part R of the Disclosure Package, (1) the business of the Subsidiary and the Powder Coatings Business has been conducted only in the ordinary and usual course since March 1, 2002, and (2) no Material Events have occurred since March 1, 2002.

7.3 AKZO NOBEL KOREA'S REPRESENTATIONS AND WARRANTIES. Akzo Nobel Korea represents and warrants to Ferro the following:

      (A) ORGANIZATION AND EXISTENCE. Akzo Nobel Korea is a Dutch private company with limited liability (besloten vennootschap) corporation duly organized, validly existing and in good standing under the laws of The Netherlands.

      (B) POWER AND AUTHORITY. Akzo Nobel Korea has full corporate power and authority under its constitutive documents and under the laws of The Netherlands to execute, deliver, and perform this Purchase Agreement.

      (C) AUTHORIZATION. The execution, delivery, and performance of this Purchase Agreement have been duly authorized by all requisite corporate actions on the part of Akzo Nobel Korea.

      (D) BINDING EFFECT. This Purchase Agreement is a valid, binding, and enforceable legal obligation of Akzo Nobel Korea except as enforceability may be limited by principles of equity and by bankruptcy and insolvency laws generally.

      (E) NO DEFAULT. Neither the execution and delivery of this Purchase Agreement nor Akzo Nobel Korea's full performance of its obligations under this Purchase Agreement will violate or breach, or otherwise constitute or give rise to (with the giving of notice or passage of time or both) a Default under, the terms or provisions of Akzo Nobel Korea's constitutive documents or of any material contract, commitment, or other obligation to which Akzo Nobel Korea is a party or by which it is bound except for any such Default which would not, either individually or in the aggregate, have a material adverse effect on the ability of Akzo Nobel Korea to consummate the transaction contemplated hereby.

                                                                  Execution Copy

      (F) FINDERS. Akzo Nobel Korea has not engaged and is not directly or indirectly obligated to any third-party acting as a broker, finder, or similar capacity in connection with the transactions contemplated by this Purchase Agreement other than Einhorn Associates.

      (G) NO KNOWLEDGE OF FERRO'S DEFAULT. Akzo Nobel Korea has no knowledge that any of the representations and warranties of Ferro contained in this Purchase Agreement are untrue, incorrect, or incomplete or that Ferro is in Default of any term or provision under this Purchase Agreement.

      (H) CONSENTS AND APPROVALS. Except for the Government Approvals, no consent, approval, license, permit, order or authorization of, or notice to, or registration, declaration or filing with, any Governmental Authority or any other third-party is required to be obtained or made by or with respect to Akzo Nobel Korea in connection with the execution, delivery or performance of this Purchase Agreement by Akzo Nobel Korea or the consummation of the transactions contemplated hereby by Akzo Nobel Korea or in order to preclude any termination, suspension, acceleration, modification or impairment of any of the Contracts or any legal or contractual right, privilege, license or franchise, the failure of which to obtain or be made, in each case, would not have a material adverse effect on the Closing of the contemplated transaction in this Purchase Agreement.

7.4   MEANING OF "FERRO'S KNOWLEDGE". Where any statement contained in this
      Article 7 is said to be to the "Ferro' knowledge" (or words of similar import) such expression means that, after having conducted a due diligence review and in reliance on due diligence certifications, both as described in Appendix H, senior Ferro management believes the statement to be true, accurate and complete in all material respects, but that Ferro make no further representation or warranty concerning facts or circumstances that might have come to Ferro's attention if it conducted a broader or more thorough investigation of the Subsidiary. For purposes of this Section 7.4, the term "senior Ferro management" means those Ferro executives who report directly to Ferro's Chairman and Chief Executive Officer and the Director of Ferro's Industrial Coatings MBU, the Group Controller of Ferro's Industrial Coatings MBU, the Regional Controller - Asia/Pacific and the Subsidiary's General Manager and Finance Director.

7.5 DISCLAIMER. The warranties stated in this Article 7 are the only representations and warranties either party has given the other party in connection with the transactions contemplated by this Purchase Agreement. Except as set forth in this Article 7, neither party has made, and each party expressly disclaims, any other or further representation or warranty, either express or implied, concerning the subject matter of this Purchase Agreement. All other warranties either party or anyone purporting to represent either party gave or might have given, or which might be provided or implied by law or commercial practice, are hereby excluded.

ARTICLE 8 - SPECIFIC OBLIGATIONS

8.1 EMPLOYEE OBLIGATIONS. The parties' respective obligations with respect to Employees will be as follows:

                                                                  Execution Copy

      (A) SEVERANCE. If Akzo Nobel Korea terminates the employment of any Employee within one year after the Closing in circumstances in which such Employee would have been entitled to severance pay and/or benefits if he or she had terminated employment with a Subsidiary immediately before the Closing, then Akzo Nobel Korea will assure that such terminated Employee's severance pay and benefits will be substantially equivalent to the severance pay and benefits the employee would have received under the Subsidiary's severance policy as of the Closing.

      (B) NON-INTERFERENCE. Ferro will neither employ nor offer employment to any employee of the Subsidiary who was an employee of the Subsidiary at Closing during the 24-month period following the Closing without the prior written consent of Akzo Nobel Korea. During such period, Akzo Nobel Korea will not, without the prior written consent of Ferro, employ or offer employment to any former employee of the Subsidiary who retired from or voluntarily terminated employment with Ferro during the six-month period preceding the Closing. Nothing in this Section 8.1(B), however, will be deemed to prohibit either party from hiring an Employee who responds to a general public advertisement of employment or who is identified as a consequence of a non-directed executive search or who is involuntarily terminated.

      Ferro's duties and obligations arising out of the foregoing provisions of this Section 8.1 are the "Ferro' Employee Obligations." Akzo Nobel Korea's duties and obligations arising out of the foregoing provisions of this
      Section 8.1 are the "Akzo Nobel Korea's Employee Obligations."

8.2 ENVIRONMENTAL OBLIGATIONS. The Parties' respective obligations with respect to Environmental Matters will be as follows:

      (A) IDENTIFIED ENVIRONMENTAL MATTERS. Ferro will be solely responsible, and will indemnify Akzo Nobel Korea, for any action, condition, or event giving rise to an Environmental Loss with respect to the Environmental Matters identified on Appendix I (the "Identified Environmental Matters").

      (B) PRE-CLOSING ENVIRONMENTAL MATTERS. Ferro will be solely responsible, and will indemnify Akzo Nobel Korea, for any action, condition, or event giving rise to an Environmental Loss arising out of the ownership or operation of the Powders Coatings Business to the extent caused by actions or omissions or conditions that occurred or arose on or before the Closing Date.

      (C) POST-CLOSING ENVIRONMENTAL MATTERS. Akzo Nobel Korea will be solely responsible, and will indemnify Ferro, for any action, condition, or event giving rise to an Environmental Loss arising out of the ownership of the Shares to the extent caused by actions or omissions by Akzo Nobel Korea or conditions that occur or arise as the result of conduct by the Subsidiary after the Closing Date.

      (D) MIXED POST-CLOSING ENVIRONMENTAL MATTERS. If any action, condition, or event giving rise to an Environmental Loss results from both (i) actions or omissions by Akzo Nobel Korea or conditions that occur or arise as the result of conduct by Akzo Nobel Korea after the Closing, and (ii) actions or omissions by Ferro or conditions that occur or arise as the result of conduct by Ferro after the Closing and/or conditions that are caused by

                                                                  Execution Copy

            actions or omissions or conditions that occurred or arose before the Closing, then the liability for such mixed Environmental Loss ("Mixed Loss") will be apportioned between Akzo Nobel Korea and Ferro as follows:

            (1) FERRO WILL BE RESPONSIBLE FOR ANY MIXED LOSS IN AN AMOUNT EQUAL TO THE TOTAL MIXED LOSS TIMES THE APPROPRIATE ONE OF THE FOLLOWING TWO FRACTIONS -

                  (a) If the Mixed Loss resulting from the Environmental Matter is directly proportional to the amount of Hazardous Materials that were used, emitted, discharged or released and the amount of Hazardous Materials is known or estimable based on credible, objective evidence, then a fraction (A) the numerator of which is the amount of Hazardous Materials contributed by Ferro to the Environmental Matter before the Closing and (B) the denominator of which is the total amount of Hazardous Materials contributed both before and after the Closing; or

                  (b) If either the Mixed Loss resulting from the Environmental Matter is not directly proportional to the amount of Hazardous Materials that were used, emitted, discharged or released or the amount of Hazardous Materials is not known or not estimable based on credible, objective evidence, then a fraction (A) the numerator of which is 12 months and (B) the denominator of which is 12 months plus the number of months from the Closing Date until the date Akzo Nobel Korea delivers a Notice described in Section 8.2(F)(2) below.

            (2) AKZO NOBEL KOREA WILL BE SOLELY RESPONSIBLE FOR ANY MIXED LOSS IN AN AMOUNT EQUAL TO THE TOTAL MIXED LOSS MINUS THE PROPORTION ALLOCABLE TO FERRO AS CALCULATED IN SECTION 8.2(D)(1).

      (E) AKZO NOBEL KOREA RESPONSIBILITIES UPON IDENTIFICATION OF AN ENVIRONMENTAL MATTER. If Akzo Nobel Korea becomes aware of an Environmental Matter other than an Identified Environmental Matter after the Closing, then:

            (1) Akzo Nobel Korea will conduct a preliminary investigation to determine whether remedial action is legally required under Environmental Laws with respect to such Environmental Matter.

            (2) If Akzo Nobel Korea determines in good faith that remedial action is legally required under Environmental Laws with respect to such Environmental Matter and may be the responsibility of Ferro pursuant to this Section 8.2, then Akzo Nobel Korea will give Ferro notice without undue delay of the facts and circumstances that caused Akzo Nobel Korea to conclude that remedial action is legally required and may be the responsibility of Ferro.

                                                                  Execution Copy

            (3) For Environmental Matters not relating to the Real Property, after giving Ferro such notice, Akzo Nobel Korea will in good faith design, develop, and deliver to Ferro a plan or program (a "Remediation Plan") for remediating the Environmental Matter. Akzo Nobel Korea will assure such plan or program corrects or ameliorates any existing violation of Environmental Laws in the most economical manner reasonably possible, including the use of institutional controls and deed restrictions limiting future use of the Real Property for industrial purposes so long as such institutional controls and deed restrictions allow Akzo Nobel Korea to conduct the Powder Coatings Business as it was conducted at the time of the Closing. (A Remediation Plan that satisfies the requirements of the preceding sentence is referred to below as an "Economic Remediation Plan".)

            (4) Ferro will promptly review Akzo Nobel Korea's Remediation Plan and will advise Akzo Nobel Korea if and in what respects (if any) Ferro do not believe the Remediation Plan qualifies as an Economic Remediation Plan.

            (5) If Ferro and Akzo Nobel Korea agree that Akzo Nobel Korea's Remediation Plan or an agreed modified Remediation Plan constitutes an Economic Remediation Plan, then Akzo Nobel Korea will obtain any necessary government approvals and proceed with implementing such Remediation Plan.

            (6) If Ferro and Akzo Nobel Korea do not agree on a Remediation Plan that both believe is an Economic Remediation Plan, then Akzo Nobel Korea will proceed with implementing Akzo Nobel Korea's Remediation Plan and either party will have the right to initiate the dispute resolution process set forth in
                  Article 10 to resolve the dispute over whether Akzo Nobel Korea's Remediation Plan is an Economic Remediation Plan, in which case the dispute will be finally resolved as provided in
                  Article 10.

      (F) RESPONSIBILITIES WITH REGARD TO ECONOMIC REMEDIATION PLANS. Ferro and Akzo Nobel Korea will share responsibility for the cost of Economic Remediation Plans on the following basis:

            (1) Akzo Nobel Korea will responsible for the first $200,000 of the Actual Amount of the aggregate costs of such Economic Remediation Plans.

            (2) Subject to the limitation set forth in Section 8.2(G) below, Ferro will be responsible for the Actual Amount of the costs of Economic Remediation Plans as follows:

                  (a) The total costs in excess of $200,000 of carrying out Economic Remediation Plans times

                  (b)   The appropriate one of the following two fractions --

                        (i) If the costs resulting from the Environmental Matter are directly proportional to the amount of Hazardous Materials that were used, emitted, discharged or released and the

                                                                  Execution Copy

                              amount of Hazardous Materials is known or estimable based on credible, objective evidence, then a fraction (A) the numerator of which is the amount of Hazardous Materials contributed by Ferro to the Environmental Matter before the Closing and
                              (B) the denominator of which is the total amount of Hazardous Materials contributed by both Ferro before the Closing and Akzo Nobel Korea after the Closing; or

                        (ii)  If either the costs resulting from the
                              Environmental Matter are not directly proportional to the amount of Hazardous Materials that were used, emitted, discharged or released or the amount of Hazardous Materials is not known or not estimable based on credible, objective evidence, then a fraction (A) the numerator of which is 12 months and (B) the denominator of which is 12 months plus the number of months between the Closing Date and the date Akzo Nobel Korea delivers the notice described in Section 8.2(F)(2) above.

                        (iii) Akzo Nobel Korea will be responsible for all costs
                              of carrying out Remediation Plans and for discharging all other liabilities and obligations resulting from Environmental Matters for which Ferro is not responsible.

      (G)   LIMITATIONS ON FERRO'S OBLIGATIONS.

            (1) In no event will Ferro have any responsibility for any Environmental Matter for which Akzo Nobel Korea has not given Ferro notice in accordance with Section 8.2(E)(2) above on or before 5:00 PM (Eastern Time) on December 31, 2007.

            (2) In no event will Ferro have any responsibility for any Environmental Losses that relate solely to actions or practices that Akzo Nobel Korea carried out after the Closing and that Ferro did not carry out before the Closing.

      (H) RELEASE OF CLAIMS. Except as expressly provided in this Section 8.2, Ferro and Akzo Nobel Korea (and their respective parent and subsidiary corporations) hereby agree to release each other from any and all claims of any kind under applicable statutes arising out of any Environmental Matters relating to the Subsidiary.

      Ferro's duties and obligations arising out of the foregoing provisions of this Section 8.2 are the "Ferro's Environmental Obligations." Akzo Nobel Korea duties and obligations arising out of the foregoing provisions of this Section 8.2 are the "Akzo Nobel Korea's Environmental Obligations."

8.3 OTHER OBLIGATIONS. The parties respective obligations with respect to other liabilities and obligations of the Subsidary will be as follows:

                                                                  Execution Copy

      (A) AKZO NOBEL KOREA'S REPONSIBILITIES. As between the parties, Akzo Nobel Korea will be solely responsible the following:

            (1)   All Trade Accounts Payable and Other Current Liabilities;

            (2)   All Financial Debt;

            (3) All liabilities and obligations that arise after the Closing under the Contracts, Leases, Licenses, and Permits;

            (4) All liabilities and obligations arising out of, relating to, or resulting from any claims that Products manufactured and sold by the Subsidiary following the Closing are or were defective or failed to meet warranted specifications other than those retained by Ferro pursuant to Section 8.3(B);

            (5) Any and all liabilities, duties and obligations of, and claims against (including any claim or action, whether founded upon negligence, breach of warranty, strict liability in tort and/or other similar legal theory, seeking compensation or recovery for injury to third-parties or damage to property alleged to have been caused by a Product manufactured and sold by the Subsidiary after the Closing), or relating to, or incurred by, the Subsidiary, or the operation of the Powder Coatings Business or the ownership, possession or use of any of the assets of the Subsidiary, after the Closing; and

            (6) Costs and expenses for which Akzo Nobel Korea is responsible under Section 12.3.

      (B) FERRO'S REPONSIBILITIES. As between the parties, Ferro will be solely responsible for the following:

            (1) All liabilities and obligations that have been fully discharged or satisfied by the Subsidiary before the Closing in transactions in the ordinary course of business and not in breach of this Purchase Agreement;

            (2) All liabilities, undertakings, and obligations incurred by Ferro in connection with the conduct of businesses other than the Powder Coatings Business, including liabilities, undertakings, and obligations incurred by Ferro and/or its Affiliates in conducting similar businesses from outside China;

            (3) All liabilities and obligations in excess of $1,000 in any single case or in excess of $10,000 in the aggregate arising out of, relating to, or resulting from any claims that Products manufactured and sold by the Subsidiary before the Closing are or were defective or failed to meet warranted specifications if and to the extent -

                  (a) Such claims are made in good faith by a customer unrelated to Akzo Nobel Korea without solicitation or encouragement by or collusion with Akzo Nobel Korea,

                                                                  Execution Copy

                  (b) Akzo Nobel Korea notifies Ferro of such claims within 18 months from the date of the Closing Date, and

                  (c) Akzo Nobel Korea takes no action to admit, compromise or settle such claims; if Akzo Nobel Korea elects to admit, compromise or settle any such claim, Ferro shall have no further obligation hereunder with respect to such claim.

                  In the event Ferro desires to compromise or settle, or shall become obligated for, any such claim for which Ferro is liable under this Section 8.3(C), Akzo Nobel Korea shall sell to the Ferro replacement Products at Akzo Nobel Korea's raw material and actual manufacturing costs;

            (4)   Costs and expenses for which Ferro is responsible under
                  Section 12.3.

            (5) All liabilities and obligations for the payment of Taxes accrued by the Subsidiary with respect to periods or events occurring before the Closing;

            (6) Any and all liabilities, duties and obligations of, and claims against (including any claim or action, whether founded upon negligence, breach of warranty, strict liability in tort and/or other similar legal theory, seeking compensation or recovery for injury to third-parties or damage to property alleged to have been caused by a Product manufactured and sold by the Subsidiary before the Closing, or relating to, or incurred by, the Subsidiary, or to the operation of the Powder Coatings Business or the ownership, possession or use of any assets of the Subsidiary, on or prior to the Closing, in each case whether accrued, unaccrued, matured, unmatured, absolute, contingent, known or unknown, asserted or unasserted, and whether now existing or arising at any time prior to, at, or after the Closing;

            (7) Any obligation to the former owner of the Subsidiary that may come due and payable as a consequence of the provisions of ss.8.2 of the Joint Venture Agreement between Ferro and LG Chem, Ltd. dated May 22, 2001.

      Ferro's duties and obligations arising out of the foregoing provisions of this Section 8.3 are the "Ferro's Other Obligations." Akzo Nobel Korea duties and obligations arising out of the foregoing provisions of this
      Section 8.3 are the "Akzo Nobel Korea's Other Obligations."

8.4 AKZO NOBEL KOREA'S SOLE REMEDY. Akzo Nobel Korea acknowledges that Akzo Nobel Korea's right of indemnity under Section 9.2(B) for nonperformance of Ferro's Employee Obligations, Ferro's Environmental Obligations and Ferro's Other Obligations is Akzo Nobel Korea's sole and exclusive remedy with respect thereto and Akzo Nobel Korea hereby waives any other or further rights of recovery Akzo Nobel Korea might otherwise have against Ferro with respect to such matters on grounds of misrepresentation or breach of warranty, breach of covenant, or otherwise. Akzo Nobel Korea also hereby releases and discharges Ferro from any other claims that Akzo Nobel Korea may now or hereafter have against Ferro under any Environmental Law.

                                                                  Execution Copy

ARTICLE 9 - INDEMNIFICATION

9.1 INDEMNIFICATION OF FERRO. Akzo Nobel Korea, subject to the limitations set forth in this Article 9, will indemnify and (in the case of third party claims) defend Ferro, and hold Ferro harmless, from and against the Actual Amount of any and all liabilities, damages, claims, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from --

      (A) Any misrepresentation or breach of warranty by Akzo Nobel Korea under Section 7.3;

      (B) Nonperformance by Akzo Nobel Korea of any obligations to be performed by or on the part of Akzo Nobel Korea under this Purchase Agreement, including Akzo Nobel Korea's obligations with respect to the Assumed Liabilities and Akzo Nobel Korea's obligations under
            Article 8 or

      (C)   Akzo Nobel Korea's use of the Ferro name or the Ferro
            "Check-In-A-Circle" logo in any manner whatsoever (other than instances where there is a claim of infringement by a third-party involving the name or the logo).

9.2 INDEMNIFICATION OF AKZO NOBEL KOREA. Subject to the limitations set forth in this Article 9, Ferro will indemnify and (in the case of third party claims) defend Akzo Nobel Korea, and hold Akzo Nobel Korea harmless, from and against the Actual Amount of any and all liabilities, damages, claims, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from --

      (A)   Any misrepresentation or breach of warranty by Ferro under Sections
            7.1 or 7.2;

      (B) Nonperformance by Ferro of any obligation to be performed by or on the part of Ferro under this Purchase Agreement, including Ferro's obligations with respect to Ferro's obligations under Article 8;

      (C) Any liability resulting from non-compliance with any so called "bulk sales" law or similar law requiring creditor notice in the jurisdiction of Korea.

9.3   CLAIMS. If either party desires to make a claim against the other under
      Section 9.1 or 9.2 which does not involve a claim by any third-party, then such party shall make such claim by delivering written notice to the other within a reasonable period of time. If either Akzo Nobel Korea or Ferro (the "Claimant") desires to make a claim against the other (the "Indemnitor") under Section 9.1 or 9.2 which involves a claim by a third-party, then such claim will be made in the following manner and be subject to the following terms and conditions:

      (A) NOTICE. The Claimant will give notice to the Indemnitor within a reasonable period of time of any demand, claim, or threat of litigation or the actual institution of any action, suit, or proceeding (collectively, a "Claim") at any time served on or instituted against the Claimant with respect to which the Claimant believes it would have a right of indemnification under Section 9.1 or 9.2. In providing such notice, the Claimant shall only state the existence of such Claim and shall not admit or deny the validity of the facts or circumstances out of which such Claim

                                                                  Execution Copy

            arose. Solely for purposes of determining whether the Claimant is entitled to indemnification under Section 9.1 or 9.2, the alleged facts or circumstances on which such Claim is based shall be treated as if they were true pending final resolution of the facts and circumstances out of which such Claim arose.

      (B) RESPONSIBILITY FOR DEFENSE. Within 30 days after receipt of any such notice, but not less than five working days before the time the Claimant is required to respond to a Claim, the Indemnitor will, by giving written notice to the Claimant, have the right to assume responsibility for the defense of the Claim in the name of the Claimant or otherwise as the Indemnitor may elect; provided that the Indemnitor also agrees that it does or might have responsibility to indemnify the Claimant with respect to such Claim. Otherwise, the Claimant will have responsibility for the defense of the Claim. Subject to the provisions of subsections 9.3(C) and (D) below, the party having responsibility for defense of a Claim (the "Defending Party") will have the full authority to defend, cure, adjust, compromise, or settle such Claim or appeal any judgment or ruling of a court or other tribunal in connection with such Claim in its own name and/or in the name of the other party.

      (C) RIGHT TO PARTICIPATE. Notwithstanding a Defending Party's responsibility for the defense of a Claim, the other party shall have the right to participate, at its own expense and with its own counsel, in the defense of a Claim and the Defending Party will consult with the other party from time to time on matters relating to the defense of such Claim. The Defending Party will provide the other party with copies of all pleadings and material correspondence relating to such Claim.

      (D) SETTLEMENT. A Defending Party will provide the other party with timely written notice of any proposed adjustment, compromise, or other settlement, including equitable or injunctive relief, of a Claim which the Defending Party intends to propose or accept. If the other party fails to provide the Defending Party with timely written notice of objection to such settlement, then the Defending Party shall have the authority to propose or accept such settlement and enter into any agreement, in its own name and/or in the name of the other party, giving legal effect to all aspects of such settlement. If the other party objects to such settlement, then the Defending Party may, if it so elects, tender the defense to the other party by paying to such other party the amount of money proposed to be paid in settlement of the Claim, in which case the Defending Party shall have no further liability to the other party under this Purchase Agreement with respect to such Claim and the other party shall have full authority for the future defense of such Claim and full responsibility for any and all liabilities, obligations, costs, and expenses resulting therefrom.

9.4 DISPUTED RESPONSIBILITY. If, after receiving a written indemnification notice under Section 9.3(A), the party receiving such notice disputes --

      (A) The fact that such party in fact made a misrepresentation or breach a warranty under this Purchase Agreement giving rise to the claim to which the notice relates or that any such misrepresentation or breach in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the other party seeks indemnification under this Article 9, or

                                                                  Execution Copy

      (B) The fact that such party in fact failed to perform any obligation to be performed on the part of that party under this Purchase Agreement giving rise to the claim to which the notice relates or that any such failure in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the other party seeks indemnification under this Article 9, then such party will have the right to initiate the dispute resolution mechanism set forth in Article 10, in which case the dispute will be finally resolved as provided in Article 10. In such case, however, pending final resolution of the disputed item, the parties will proceed as if the party receiving the indemnification notice had in fact made a misrepresentation, breached a warranty, or failed to perform an obligation to be performed on the part of that party under this Purchase Agreement and as if such act or failure in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the other party seeks indemnification under this Article 9. If the disputed item is resolved in whole or in part in favor of the party receiving the indemnification notice, then such party will be entitled to an equitable reimbursement from the other party of any amounts expended or incurred in carrying out the receiving party's indemnification obligations under this Article 9.

9.5   QUANTUM LIMITATION ON INDEMNIFICATION. Notwithstanding the provisions of
      Section 9.2, Ferro will not be obligated to indemnify or defend Akzo Nobel Korea, or hold Akzo Nobel Korea harmless, from or against any liability, damage, claim, cost, or expense (including attorneys' fees) arising out of a misrepresentation or breach of warranty by Ferro pursuant to Section 9.2 unless and to the extent the Actual Amount of all claims exceeds $100,000. In no event will Ferro's total obligation to Akzo Nobel Korea under
      Section 8.2(F) or Section 9.2 exceed, in the aggregate, $2,000,000.

9.6   TIME LIMITATION ON INDEMNIFICATION. Notwithstanding the provisions of
      Section 9.2, Ferro will not be obligated to indemnify or defend Akzo Nobel Korea, or hold Akzo Nobel Korea harmless, from or against any liability, damage, claim, cost, or expense (including attorneys' fees) arising out of a misrepresentation or breach of warranty by Ferro pursuant to Section 9.2, and any cause of action based thereupon shall expire and terminate, unless Akzo Nobel Korea delivers to Ferro notice and a full explanation of the alleged breach on or before 5:00 p.m. (Eastern Time) -

      (A) In the case of claims by Akzo Nobel Korea for misrepresentations or breaches of warranty of Ferro's Tax warranties under Section 7.2(P), 90 days after expiration of the applicable statute of limitation period with respect to the particular Tax at issue; and

      (B) In the case of any other claim, the 18 month anniversary of the Closing Date.

      The foregoing time limitations shall not apply with respect to any breach of the representations and warranties set forth in Section 7.1(A), (B),
      (C) or (D), which representations and warranties shall survive indefinitely or to any breach of the representations and warranties set forth in Section 7.2(M) or (N), any breach of which shall be governed solely by Section 8.2.

9.7 ACTUAL AMOUNT. For purposes of the parties' respective obligations under Sections 8.2, 9.1 and 9.2, in computing the "Actual Amount" of any liability, damage, claim, loss, cost, or expense, the following principles will apply:

                                                                  Execution Copy

      (A) The amount will be reduced to give full effect to any provision or reserve on the books of the Subsidiary as of the Closing with respect to the particular item or category of items out of which the misrepresentation, breach or nonperformance in question arose;

      (B) The amount will be reduced to give full effect to any indemnity, contractual or noncontractual recoveries the indemnified party receives (or, in the event the indemnified party fails to use reasonable efforts to pursue any such recoveries it might otherwise be entitled to receive, the amount that it might otherwise be entitled to receive) from any third-party as a consequence of the fact, condition or circumstance giving rise to the misrepresentation, breach or nonperformance in question;

      (C) The amount will be reduced to give full effect to any act or omission of the indemnified party that either was the cause of or increased the ultimate amount of any liability, damage, claim, loss, cost or expense incurred by the indemnified party; and

      (D) The amount will be reduced to give full effect to any failure by any indemnified party to take reasonable efforts to mitigate any liability, damage, claim, loss, cost or expense incurred by such indemnified party.

9.8   EXCLUSIVE REMEDIES. The remedies provided in this Article 9 and in Section
      8.2 will be the parties' exclusive remedies for claims arising out of or resulting from any misrepresentation, breach of warranty, breach of covenant, breach of undertaking, or nonperformance any obligation to be performed on the part of either party under this Purchase Agreement. Neither party shall be liable to the other party as the result of any breach or alleged breach of this Purchase Agreement for any (A) damages for loss or harm to business reputation, or (B) damages that are not the proximate and foreseeable consequence of the breach or alleged breach of this Purchase Agreement. Under no circumstances will either party be responsible to another party for any consequential, incidental, special, or punitive damages or damages resulting from lost profits or lost business opportunity arising out of or relating to any such Claim. The foregoing shall not be interpreted, however, to limit indemnification for losses incurred as a result of the assertion by a claimant (other than the parties hereto and their successors and assigns) in a third-party claim of claims for damages of the foregoing type.

9.9   INDEMNITY PAYMENTS AS ADJUSTMENTS. All indemnity payments under this
      Article 9 will constitute and be treated as adjustments to the Purchase Price.

ARTICLE 10 - DISPUTE RESOLUTION

IF THE PARTIES EVER HAVE A DISPUTE INVOLVING THEIR RESPECTIVE RIGHTS AND OBLIGATIONS UNDER THIS PURCHASE AGREEMENT OR ANY OF THE OTHER AGREEMENTS (OTHER THAN WITH RESPECT TO THE DETERMINATION OF THE AMOUNT OF THE ADJUSTMENT), THEN THE PARTIES WILL RESOLVE SUCH DISPUTE AS FOLLOWS:

                                                                  Execution Copy

10.1 DISPUTE NOTICE. Either Akzo Nobel Korea or Ferro may at any time deliver to the other a written dispute notice setting forth a brief description of the issues for which such notice initiates the dispute resolution mechanism set forth in this Article 10. Such dispute notice shall also specify the provision or provisions of this Purchase Agreement and the facts or circumstances that are the subject matter of the dispute.

10.2 INFORMAL NEGOTIATIONS. During the 60-day period following delivery of a dispute notice described in Section 10.1, the parties will cause their representatives to meet and seek to resolve the disputed items cordially through informal negotiations

10.3 DISPUTE RESOLUTION PROCEEDINGS. If representatives of the parties are unable to resolve disputed items through the informal negotiations described in Section 10.3, then within 30 days after the informal negotiation period the parties will refer the disputed issues to a dispute resolution panel for final resolution as follows:

      (A) DESIGNATION OF REPRESENTATIVES. Within seven days after such informal negotiation period, Akzo Nobel Korea and Ferro will each designate one representative to serve on the dispute resolution panel. (If either party fails or refuses to designate a representative, then the other party will be entitled to have a representative appointed for such party by the CPR Institute.)

      (B) SELECTION OF NEUTRAL. Promptly after they have been designated, the designated representatives will meet and select a neutral third-party (the "Neutral") to serve as the third member of the dispute resolution panel. If the designated representatives of parties cannot agree on a Neutral, then either representative may request the CPR Institute to select the Neutral.

      (C) PROCEDURES AND PROCESS. At the time the matter is referred to the dispute resolution panel, Akzo Nobel Korea and Ferro will jointly establish the procedures to be followed with respect to the presentation of the parties' respective positions and the process by which the dispute resolution panel will reach and render its decision on the disputed issues. Such procedures and processes will, at a minimum, assure that -

            (a) Each party will have the right to submit evidence to the dispute resolution panel,

            (b) Each party will have the right to present a written statement concerning that party's position with respect to the disputed item, and

                                                                  Execution Copy

            (c) Before reaching a decision concerning the disputed item, the dispute resolution panel will convene a hearing at which both parties may be represented.

            If Akzo Nobel Korea and Ferro cannot agree on such procedures and processes, then the Neutral will establish such procedures and process which will, in all events, be consistent with the foregoing.

      (D) DECISION. The dispute resolution panel will act by majority vote. The dispute resolution panel will base its decision on applicable provisions of this Purchase Agreement or, if the provisions of this Purchase Agreement do not resolve the matter, on general principles of substantive Ohio law. (The dispute resolution panel may, if it so desires, seek the opinion of an attorney licensed to practice law in the State of Ohio on any matter of substantive Ohio law on which the panel desires clarification.)

10.4 EQUITABLE RELIEF. Notwithstanding any other provision of this Article 10, either party may seek from a court of competent jurisdiction interim injunctive relief in order to maintain the status quo or protect such party's rights under this Purchase Agreement pending resolution of a dispute pursuant to this Article 10.

10.5  BINDING EFFECT. The decisions of the dispute resolution panel under this
      Article 10 will be binding on both Ferro and Akzo Nobel Korea and will be neither appealable, contestable, or subject to collateral attack by Ferro or Akzo Nobel Korea.

ARTICLE 11 - AMENDMENT, WAIVER, AND TERMINATION

11.1 AMENDMENT. The parties may amend this Purchase Agreement at any time before the Closing, but only by written instrument executed by both parties.

11.2 WAIVER. Either party may at any time waive compliance by the other with any undertakes or conditions contained in this Purchase Agreement but only by written instrument executed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such undertaking or condition in any other circumstance or the waiver of any other undertaking or condition.

11.3 TERMINATION. The parties may terminate this Purchase Agreement at any time before the Closing, but only by written instrument signed by both parties. This Purchase Agreement will terminate automatically, and without further action by either party, if the Closing has not occurred within 120 days following the execution of this Purchase Agreement, unless the parties otherwise extend this Purchase Agreement by a written instrument executed by both parties.

ARTICLE 12 - MISCELLANEOUS

12.1 COOPERATION. Akzo Nobel Korea and Ferro will cooperate with the other party(ies), at the other party's(ies') request and expense, in furnishing information, testimony and

                                                                  Execution Copy

      other assistance in connection with any actions, proceedings, arrangements, and disputes with other third-parties or governmental inquiries or investigations involving the Subsidiary or the transactions contemplated by this Purchase Agreement.

12.2 SEVERABILITY. If any provision of this Purchase Agreement shall finally be determined to be unlawful, then such provision will be deemed to be severed from this Purchase Agreement and replaced by a lawful provision which carries out, as closely as possible, the intention of the parties and preserves the economic bargain contemplated by this Purchase Agreement and, in such case, each and every other provision of this Purchase Agreement will remain in full force and effect.

12.3 COSTS AND EXPENSES. The parties will be responsible for the following costs and expenses arising out of the transactions contemplated by this Purchase Agreement as follows:

      (A) Ferro will be solely responsible for the fees and expenses of Salomon Smith Barney Inc. whether or not the transactions are consummated;

      (B) Akzo Nobel Korea will be solely responsible for any filing fees that may be required in connection with any necessary regulatory applications and notifications; and

      (C) If the transactions are consummated, all registration fees, stamp duties, or other transfer fees, Taxes or imposts, if any, which arise out of or result from the transfer of the Shares from Ferro to Akzo Nobel Korea will be shared equally by the parties.

      Otherwise, each party will bear its own expenses incurred in connection with this Purchase Agreement and the transactions contemplated by this Purchase Agreement, whether or not the transactions are consummated.

12.4 NOTICES. All notices, requests and other communications under this Purchase Agreement shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by telefax, or, if mailed, three (3) days after mailing registered or certified mail, return receipt requested, with postage prepaid:

        If to Akzo Nobel Korea, to:      Akzo Nobel Coatings International B.V.
                                         International Paint, Inc.
                                         7 Livingstone Ave.
                                         Dobbs Ferry, New York 10522-3408

                                         Attention: General Counsel

                                         Telefax:   1.914.693.4108

                                                                  Execution Copy

         If to Ferro, to:                    Ferro Corporation
                                             1000 Lakeside Avenue
                                             Cleveland, Ohio 44114
                                             USA

                                             Attention:      General Counsel

                                             Telefax:        1.216.875.7275

      Either party may change its notice address above to a different address by giving the other party written notice of such change.

12.5 ASSIGNMENT AND APPOINTMENT. This Purchase Agreement will be binding upon and inure to the benefit of the successors of the parties, but will not be assignable by either party without the prior written consent of the other party.

12.6 NO THIRD PARTIES. Neither this Purchase Agreement nor any provisions set forth in this Purchase Agreement is intended to, or shall, create any rights in or confer any benefits upon any third-party, including any employee of the Subsidiary.

12.7 INCORPORATION BY REFERENCE. The Appendices to this Purchase Agreement and the Disclosure Package constitute integral parts of this Purchase Agreement and are hereby incorporated into this Purchase Agreement by this reference.

12.8 GOVERNING LAW. This Purchase Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Ohio, except where the internal substantive laws of another jurisdiction mandatorily apply.

12.9 COUNTERPARTS. More than one counterpart of this Purchase Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original without production of the others.

12.10 COMPLETE AGREEMENT. This Purchase Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter of this Purchase Agreement and supersedes all prior letters of intent, agreements, undertakes, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

                                                                  Execution Copy

      To evidence their agreement as stated above, AKZO NOBEL COATINGS INTERNATIONAL B.V. and FERRO CORPORATION have each caused their respective duly authorized directors, officers, or attorneys to execute this Purchase Agreement as of August 2, 2002.

   AKZO NOBEL COATINGS INTERNATIONAL B.V.       FERRO CORPORATION

By: /s/ D.W. Welch                              By: /s/ Millicent W. Pitts
   ---------------------------------            --------------------------------
   Name: D.W. Welch                             Name: Millicent W. Pitts
   Title:  Authorized Signatory                 Title: Vice President

                                                               Execution Copy
                                                                   Appendix A


                                   DEFINITIONS


         The following terms identified with initial capital letters are defined in the following Sections of the Purchase Agreement:


TERM                                                       CROSS REFERENCE

Accountants .........................................      Section 2.3(A)(3)

Accounting Principles ...............................      Section 2.3(A)(1)

Actual Amount .......................................      Section 9.7

Adjustment...........................................      Section 2.3(C)

Akzo Nobel ..........................................      Recital B

Akzo Nobel Korea.....................................      Preamble

Akzo Nobel Korea's Employee Obligations..............      Section 8.1

Akzo Nobel Korea's Environmental Obligations.........      Section 8.2

Akzo Nobel Korea's Other Obligations.................      Section 8.3

Base-Line Working Capital ...........................      Section 2.3(A)(5)

Cash Items Adjustment................................      Section 2.3(B)

Claim ...............................................      Section 9.3(A)

Claimant ............................................      Section 9.3

Closing  ............................................      Section 5.1

Closing Date ........................................      Section 5.2

Closing Time ........................................      Section 5.2

Closing Working Capital .............................      Section 2.3(A)(6)

Defending Party .....................................      Section 9.3(B)

Economic Remediation Plan ...........................      Section 8.2(E)(3)

Employees ...........................................      Section 8.1

Ferro ...............................................      Preamble

Ferro's Employee Obligations ........................      Section 8.1

Ferro's Environmental Obligations ...................      Section 8.2

Ferro's Other Obligations ...........................      Section 8.3

Government Approvals ................................      Section 3.6

                                                               Execution Copy
                                                                   Appendix A


TERM                                                       CROSS REFERENCE

Identified Environmental Matter .....................      Section 8.2(A)

Indemnitor ..........................................      Section 9.3

Neutral .............................................      Section 10.3(B)

Noncompete Business .................................      Section 6.4

Other Agreements ....................................      Section 3.4

Powder Coatings Business ............................      Recital A

Powder Coatings Disclosure Package ..................      Section 7.2

Preliminary Working Capital Statement ...............      Section 2.3(A)(1)

Products  ...........................................      Recital A

Purchase Agreement ..................................      Preamble

Purchase Price ......................................      Section 2.2

Remediation Plan.....................................      Section 8.2(E)(3)

Subsidiary...........................................      Recital A

Working Capital Adjustment ..........................      Section 2.3(A)(7)

                                                               Execution Copy
                                                                   Appendix A


         In addition, the following terms have the meanings set forth below where used in the Purchase Agreement and identified with initial capital letters:

TERM                          MEANING

Affiliate                     With respect to a party, any other entity
                              controlling, controlled by, or under common control with such party.

Business Records              Business books and records, including financial,
                              operating, inventory, legal, personnel, payroll, and customer records and all sales and promotional literature, correspondence, and records held or used by the Subsidiary.

Cash Cash and cash equivalent items held by the Subsidiary as of the Closing, including certificates of deposit, time deposits, marketable securities, and the proceeds of accounts receivable paid on or before the Closing Date, held or used by the Subsidiary.

Contracts                     Collectively, the Purchase Contracts, the Sales
                              Contracts, and the Other Business Contracts.

CPR Institute                 CPR Institute for Dispute Resolution, 366 Madison
                              Avenue, New York, New York.

Default An occurrence which constitutes a breach or default under a contract, order, or other commitment, after the expiration of any grace period provided without such breach or default being cured within such period.

Encumbrance                   Any encumbrance or lien, including, without
                              limitation, any mortgage, judgment lien, materialman's lien, mechanic's lien, security interest, encroachment, easement, or other restriction, in each case having a material adverse effect on the thing or right so encumbered.

Environmental Laws            The relevant laws, regulations, orders, decrees,
                              standards, ordinances, codes, and other
                              governmental mandates and restrictions in effect today that are applicable to the Subsidiary and relate to emissions, discharges, and releases of Hazardous Materials into land, soil, ambient air, water, and atmosphere, and/or the generation, treatment, storage, transportation, and disposal of hazardous wastes.

                                                               Execution Copy
                                                                   Appendix A


TERM                          MEANING

Environmental Loss            Any liability, damage, cost, expense, claim or
                              action, whether in law or equity, arising under Environmental Laws or any other theory of recovery, including but not limited to nuisance, negligence, and strict liability relating to emissions, discharges, and releases of Hazardous
                              Materials into land, soil, ambient air, water, and atmosphere, and/or the generation, treatment, storage, transportation, and disposal of hazardous wastes at or from the Real Property.

Environmental Matter          Any action, condition, or event giving rise to a
                              legal obligation under the Environmental Laws that relate to the Subsidiary.

Financial Debt                All indebtedness for money borrowed incurred by
                              the Subsidiary.

Governmental Authority        Any nation or government, any state or other
                              political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory administrative functions of or pertaining to government, whether U.S. or foreign.

Hazardous Materials           Any material or condition that is defined as
                              "hazardous" or is subject to regulation under an Environmental Law, including pollutants, chemicals, contaminants, petroleum and petroleum products, asbestos, PCBs, radioactive materials and other hazardous or toxic substances.

Health and Safety Laws        The relevant laws, regulations, orders,
                              ordinances, codes, and other governmental mandates and restrictions applicable to the Subsidiary relating to the health and/or safety of employees or others having business dealings with the Subsidiary.

Inventories                   Inventories, wherever located, including
                              inventories of raw materials, components, assemblies, subassemblies, work-in-process, finished goods, replacement parts, spare parts, operating supplies, and packaging held or used by the Subsidiary.

Leases                        Collectively, the Real Property Leases and the
                              Personal Property Leases

                                                               Execution Copy
                                                                   Appendix A


TERM                          MEANING

Licenses Licenses and similar rights of the Subsidiary affording the right to use or enjoy intangible property or intangible property rights, including software.

Material Contract             Any contract listed, or required to be listed, in
                              items 1 through 4 on Part K of the Disclosure
                              Package.

Material Event                Any condition, circumstance, occurrence, or other
                              event which has had or is reasonably likely to
                              have a material and adverse effect on the Powder
                              Coatings Business Condition, including (without
                              limitation) any of such event resulting from any
                              --

                              (1) Act of God, flood, windstorm, earthquake, accident, fire, explosion, casualty, riot, requisition or taking of property by governmental authority, war, embargo, or other event outside Ferro's control;

                              (2) Termination, cancellation, or substantial modification of any Contract, Lease, License, or Permit;

                              (3) Default by Ferro under any Contract, Lease, License, or Permit; or

                              (4) Filing (whether voluntary or involuntary) of a petition in bankruptcy or commencement of any other action involving creditors' rights or debtors' remedies affecting Ferro.

Other Business Contracts      Contracts other than Purchase Contracts and Sales
                              Contract to which the Subsidiary is a party or to which the Subsidiary is bound.

Other Current Assets          Those miscellaneous and other current assets of
                              the Subsidiary as the same shall exist at Closing.

Other Current Liabilities     Those current liabilities of the Subsidiary as the
                              same shall exist at Closing, including accrued expenses, customer rebates and payroll expenses, bonuses, incentives, benefits, taxes and other current liabilities incurred in the ordinary course of business.

                                                               Execution Copy
                                                                   Appendix A


TERM                          MEANING

Owns or Ownership             Such ownership as confers upon the party or
                              third-party having it good and marketable title to and control over the thing or right owned, free and clear of any and all Encumbrances except
                              Permitted Encumbrances.

Permits Permits, approvals, and qualifications issued by any government or governmental unit, agency, board, body, or instrumentality and all applications for such items held or used by the Subsidiary.

Permitted Encumbrances        The following:

                              (1)  Liens for Taxes accrued but not yet payable;

                              (2)  Liens arising as a matter of law in the
                                   ordinary course of business (provided the Subsidiary is not delinquent in respect of the obligations secured by such liens); and

                              (3) Such other imperfections of title and other encumbrances which, singly or taken together, do not and are not likely to have a material adverse effect on the Powder Coatings Business Condition.

Personal Property Leases      Leases and similar contractual rights of the
                              Subsidiary affording the right to use or enjoy tangible personal property or tangible personal property rights.

Powder Coatings Business      The properties, assets, liabilities (fixed and
Condition                     otherwise), and condition (financial and
                              otherwise) of the Subsidiary taken as a whole.

Prescribed Rate               The rate of interest publicly announced by
                              National City Bank, Cleveland, Ohio, from time to time as its prime or base rate for U.S. Dollar loans.

Prepaid Items                 Prepaid and similar items of the Subsidiary,
                              including prepaid expenses, deferred charges, advance payments, supplier rebates, and other prepaid items arising out of Ferro's conduct of the Powder Coatings Business.

                                                               Execution Copy
                                                                   Appendix A


TERM                          MEANING


Purchase Contracts            Orders, contracts, and commitments for the
                              purchase of goods and/or services, including, without limitation, such items relating to the purchase of capital, tooling, products, supplies, and software, to which the Subsidiary is a party, except, in all cases, those contracts listed in Subpart K-5 of the Disclosure Package.

Real Property                 The following real properties, including all land,
                              buildings, improvements, fixtures, and
                              appurtenances thereto:

                              (1)  Subsidiary's powder coatings plant site
                                   located at 858-1, Hwasan-ri, Onsan-eup,
                                   Uljoo-gun, Ulsan City, Korea.

Real Property Leases          Those leases, grants of land use rights, and
                              similar contractual rights affording the right to use and enjoy certain real property listed in Subpart F-2 of the Disclosure Package

Sales Contracts               Orders, contracts, commitments, and proposals for
                              the sale of Products, including such items relating to repair, restoration, maintenance, preservation, and similar operations, to which the Subsidiary is a party.

Shares 1,116,602 shares of common stock, par value Won 5,000 per share, of the Subsidiary.

Tangible Personal Property    Tangible personal property (whether owned, leased,
                              or otherwise), including all machinery, equipment, tooling, dies, molds, jigs, patterns, gauges, materials handling equipment, furniture, office equipment, cars, trucks, and other vehicles held or used by the Subsidiary and listed in Part G of the Disclosure Package.

Tax All Federal, state, foreign and other net income, gross receipts, gains, sales, use, employment, social security, withholding, occupation, franchise, profits, excise, real and personal property, land, value added, capital, consumption, national insurance, registration, custom, stamp, transfer, environmental, alternative minimum or other taxes, fees, duties, assessments or charges of any kind whatsoever whether payable directly or by withholding, together with any interest and penalties, additions to Tax or additional amounts with respect thereto, imposed by any taxing authority.

                                                               Execution Copy
                                                                   Appendix A


TERM                          MEANING

Third-Party Claims            Causes of action, rights of action, and warranty
                              and product liability claims against other third-parties of the Subsidiary.

Trade Accounts Payable        Third-party notes, accounts, and other items
                              payable of the Subsidiary, including all such amounts owing under Contracts, Leases, and Licenses.

Trade Accounts Receivable     Third-party notes and accounts receivable of the
                              Subsidiary.

Union Contracts               The following collective bargaining agreement
                              indicated below:

                              (1) Collective Bargaining Agreement between the Subsidiary and the Subsidiary's employees

Working Capital               The difference between (X) the sum of (i) Trade
                              Accounts Receivable, (ii) Inventories, (iii)
                              Prepaid Items and (iv) Other Current Assets, and
                              (Y) the sum of (i) Trade Accounts Payable and (ii)
                              Other Current Liabilities, all as reflected on the books of the Subsidiary in accordance with the Accounting Principles as of a given date.